                                                                 EXHIBIT 10.32.5

This instrument, when recorded,         THE PURPOSE OF THIS INSTRUMENT IS TO
should be returned to:                  MAKE TECHNICAL CORRECTIONS TO THE
                                        "FACILITY LEASE" REFERRED TO IN THE
Robert N. Farrar                        SHORT FORM OF FACILITY LEASE AGREEMENT
Attorney at Law                         (P1), DATED DECEMBER 30, 1996, RECORDED
The Carnegie Building                   IN DEED BOOK ____, PAGE ____, AND THE
607 Broad Street, Suite 141             LONG FORM OF SUCH FACILITY LEASE
Rome, Georgia  30161-3059               RECORDED IN DEED BOOK ____, PAGE ____,
                                        OF THE RECORDS OF THE CLERK OF SUPERIOR
==============================          COURT OF FLOYD COUNTY, GEORGIA. IT IS
                                        THE INTENTION OF THE PARTIES THAT THIS
                                        DOCUMENT SUPERCEDE SUCH OTHER DOCU-MENTS
                                        IN THEIR ENTIRETY.


                            FACILITY LEASE AGREEMENT
                                      (P1)
                          Dated as of December 30, 1996


                                     between


                             SUNTRUST BANK, ATLANTA,
                         not in its individual capacity,
                    except as expressly provided herein, but
                              solely as Co-Trustee

                                       and


                       ROCKY MOUNTAIN LEASING CORPORATION


                                 ROCKY MOUNTAIN
                      PUMPED STORAGE HYDROELECTRIC PROJECT

                     =======================================

     CERTAIN OF THE RIGHT, TITLE AND INTEREST OF SUNTRUST BANK, ATLANTA IN AND TO THIS FACILITY LEASE AGREEMENT (P1) HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A FIRST PRIORITY SECURITY TITLE, LIEN AND SECURITY INTEREST IN FAVOR OF UTRECHT-AMERICA FINANCE CO., AS LENDER UNDER THE LOAN AGREEMENT AND THE DEED TO SECURE DEBT, EACH DATED AS OF DECEMBER 30, 1996. THIS FACILITY LEASE AGREEMENT
(P1) HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THE ORIGINAL COUNTERPART CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE LENDER ON THE SIGNATURE PAGE THEREOF. SEE SECTION 24 FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.      DEFINITIONS..................................................  2

SECTION 2.      LEASE OF THE UNDIVIDED INTEREST..............................  2

SECTION 3.      FACILITY LEASE TERM AND RENT.................................  2
                Section 3.1    Basic Term....................................  2
                Section 3.2    Basic Rent....................................  2
                Section 3.3    Supplemental Rent.............................  2
                Section 3.4    Adjustment of Basic Rent......................  3
                Section 3.5    Manner of Payments............................  4
                Section 3.6    Business Day..................................  5
                Section 3.7    Agreement with Respect to Amounts
                               Payable Under Payment Undertaking
                               Agreement ....................................  5

SECTION 4.      DISCLAIMER OF WARRANTIES; RIGHT OF QUIET
                ENJOYMENT....................................................  6
                Section 4.1    Disclaimer of Warranties......................  6
                Section 4.2    Quiet Enjoyment...............................  7

SECTION 5.      RETURN OF UNDIVIDED INTEREST.................................  8
                Section 5.1    Return........................................  8
                Section 5.2    Condition Upon Return.........................  8
                Section 5.3    Environmental Reports......................... 10
                Section 5.4    Expenses...................................... 10

SECTION 6.      LIENS........................................................ 10

SECTION 7.      MAINTENANCE; REPLACEMENTS OF COMPONENTS...................... 11
                Section 7.1    Maintenance................................... 11
                Section 7.2    Replacement of Components..................... 11
                Section 7.3    Records....................................... 12

SECTION 8.      MODIFICATIONS................................................ 12
                Section 8.1    Required Modifications........................ 12
                Section 8.2    Optional Modifications........................ 12
                Section 8.3    Title to Modifications;
                               Subjection to Head Lease                       12
                Section 8.4    Report of Modifications....................... 13

SECTION 9.      NET LEASE.................................................... 13

                                                                            Page
                                                                            ----
SECTION 10.     EVENTS OF LOSS............................................... 14
                Section 10.1   Occurrence of Events of Loss.................. 14
                Section 10.2   Payment of Termination Value;
                               Termination of Basic Rent..................... 15
                Section 10.3   Rebuild....................................... 16
                Section 10.4   Eminent Domain................................ 18

SECTION 11.     INSURANCE.................................................... 18
                Section 11.1   Property Insurance............................ 18
                Section 11.2   Liability Insurance........................... 19
                Section 11.3   Provisions With Respect to Insurance.......... 19
                Section 11.4   Reports....................................... 20
                Section 11.5   Additional Insurance by Facility Lessor....... 20

SECTION 12.     INSPECTION................................................... 20

SECTION 13.     TERMINATION OPTION FOR BURDENSOME EVENTS..................... 21
                Section 13.1   Election to Terminate......................... 21
                Section 13.2   Procedure for Exercise of Termination Option.. 22

SECTION 14.     TERMINATION FOR OBSOLESCENCE................................. 23
                Section 14.1   Termination................................... 23
                Section 14.2   Solicitation of Offers........................ 23
                Section 14.3   Right of Facility Lessor to Retain
                               the Facility Lessor's Rocky Mountain
                               Interest ..................................... 23
                Section 14.4   Procedure for Exercise of
                               Termination Option ........................... 24

SECTION 15.     END OF BASIC TERM OPTIONS.................................... 25
                Section 15.1   The Facility Lessee's Purchase and
                               Return Options ............................... 25
                Section 15.2   The Facility Lessor's Replacement
                               Lease Option and Renewal Term Option.......... 27
                Section 15.3   Procedure for Replacement Lease Option........ 27
                Section 15.4   Procedure for Renewal Term Option............. 29
                Section 15.5   Loan Extension................................ 31
                Section 15.6   Procedure for Retention Option................ 31

SECTION 16.     EVENTS OF DEFAULT............................................ 32

                                                                            Page
                                                                            ----
SECTION 17.     REMEDIES..................................................... 34
                Section 17.1   Remedies for Event of Default................. 34
                Section 17.2   Cumulative Remedies........................... 37
                Section 17.3   No Delay or Omission to be
                               Construed as Waiver .......................... 37

SECTION 18.     TERMINATION OPTIONS FOR APPEAL OF FERC ORDERS................ 37
                Section 18.1   Options to Terminate.......................... 37
                Section 18.2   Procedure for Exercise of
                               Termination Options .......................... 38

SECTION 19.     THE FACILITY LESSEE'S RIGHT TO SUBLEASE...................... 38

SECTION 20.     FURTHER ASSURANCES........................................... 39

SECTION 21.     FACILITY LESSOR'S RIGHT TO PERFORM........................... 39

SECTION 22.     NOTICES...................................................... 39

SECTION 23      SECURITY INTEREST AND INVESTMENT OF SECURITY
                FUNDS........................................................ 41

SECTION 24.     SECURITY FOR FACILITY LESSOR'S OBLIGATION TO THE
                LENDER....................................................... 42

SECTION 25.     MISCELLANEOUS................................................ 42
                Section 25.1   Governing Law................................. 42
                Section 25.2   Severability.................................. 42
                Section 25.3   Headings and Table of Contents................ 42
                Section 25.4   Successors and Assigns........................ 42
                Section 25.5   "True Lease".................................. 43
                Section 25.6   Amendments and Waivers........................ 43
                Section 25.7   Survival...................................... 43
                Section 25.8   Counterparts.................................. 43
                Section 25.9   Effectiveness................................. 43
                Section 25.10  Limitation of Liability....................... 43
                Section 25.11  Measuring Life................................ 44

                                                                            Page
                                                                            ----
ATTACHMENTS TO FACILITY LEASE:

Appendix A     -      Definitions............................................A-1

Exhibit A      -      Description of Undivided Interest......................A-1
        Exhibit A-1   -      Description of the Entire Rocky
                               Mountain Property ..........................A-1-1
        Exhibit A-2   -      Project Boundary Drawing of Rocky
                               Mountain Project............................A-2-1
        Exhibit A-3   -      Powertunnel and Powerhouse General
                     Plan and Profile of the Rocky Mountain
                               Project No. RM-00-CL-0013 R1................A-3-1
        Exhibit A-4   -      Description of Equipment......................A-4-1
        Exhibit B-1   -      Form of Facility Lessor's Notice of
                               Non-Payment of Rent...........................B-1
        Exhibit B-2   -      Form of Facility Lessee's Request to
                               Facility Lessor to Pursue Remedies
                               Against Payment Undertaking Issuer............B-2

Schedule 1     -             Basic Rent for Basic Term and
                               Renewal Term ................................S1-1
Schedule 2     -             Termination Values for Basic Term
                               and Renewal Term ............................S2-1

                            FACILITY LEASE AGREEMENT
                                      (P1)


     This FACILITY LEASE AGREEMENT (P1), dated as of December 30, 1996 (as amended, supplemented or otherwise modified from time to time and in accordance with the provisions hereof, this "Facility Lease" or this "Agreement"), between SUNTRUST BANK, ATLANTA, a state banking corporation organized under the laws of the State of Georgia, not in its individual capacity, but solely as Co-Trustee under the Trust Agreement, dated as of December 30, 1996 with the Owner Trustee and the Owner Participant (together with its successors and permitted assigns, the "Facility Lessor"), and ROCKY MOUNTAIN LEASING CORPORATION, a corporation organized under the laws of the State of Delaware (together with its successors and permitted assigns, the "Facility Lessee").

     WHEREAS, Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized under the laws of the State of Georgia ("Oglethorpe") and Georgia Power Company, a corporation organized under the laws of the State of Georgia ("Georgia Power") own the Rocky Mountain Site (as hereinafter defined) as tenants in common under the laws of the State of Georgia;

     WHEREAS, Oglethorpe and Georgia Power own the Facility (as hereinafter defined) as tenants in common under the laws of the State of Georgia;

     WHEREAS, pursuant to the Ground Lease (as hereinafter defined) the Co-Trustee has acquired from Oglethorpe a leasehold interest in the Ground Interest;

     WHEREAS, pursuant to the Head Lease (as hereinafter defined) the Co-Trustee has acquired from Oglethorpe a leasehold interest in the Undivided Interest for a term equal to 120% of the estimated remaining useful life of the Facility, subject to renewal as provided in the Head Lease;

     WHEREAS, pursuant to the Ground Sublease (as hereinafter defined) the Co-Trustee will lease the Ground Interest leased to it by Oglethorpe pursuant to the Ground Lease to the Facility Lessee, as Ground Sublessee, for the term provided therein; and

     WHEREAS, pursuant to this Facility Lease, the Facility Lessor will lease the Undivided Interest leased to it by Oglethorpe pursuant to the Head Lease to the Facility Lessee for the term provided herein.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.     DEFINITIONS.

     Capitalized terms used in this Facility Lease, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A hereto. The general provisions of Appendix A shall apply to the terms used in this Facility Lease and specifically defined herein.

SECTION 2.      LEASE OF THE UNDIVIDED INTEREST.

     The Facility Lessor hereby leases the Undivided Interest, upon the terms and conditions set forth herein, to the Facility Lessee for the Basic Term and the Renewal Term, if any, and the Facility Lessee hereby leases the Undivided Interest, upon the terms and conditions set forth herein, from the Facility Lessor. The Facility Lessee and the Facility Lessor understand and agree that
(a) this lease of the Undivided Interest is subject to the interest of the Head Lessee under the Head Lease and the interests identified in the definition of Undivided Interest, (b) legal title to the Facility remains vested in the Head Lessor and Georgia Power as tenants-in-common, (c) this lease of the Undivided Interest is subject and subordinate to the Lien of the Oglethorpe Mortgage, and
(d) this lease is subject to those encumbrances set forth in the Title Report. The Undivided Interest shall be subject to the terms of this Facility Lease from the date on which this Facility Lease is executed and delivered.

SECTION 3.      FACILITY LEASE TERM AND RENT

     Section 3.1 Basic Term. The term of this Facility Lease shall commence on the Closing Date and shall terminate at 11:58 p.m. (New York City time) on the Expiration Date (the "Basic Term"), subject to earlier termination pursuant to
Section 10, 13, 14, 17 or 18 hereof and extension for a Renewal Term pursuant to Sections 15.2 and 15.4 hereof; provided, however, that, notwithstanding anything to the contrary set forth herein, in no event shall the Basic Term terminate so long as the Facility Lessor's interest under this Facility Lease shall be subject to the Lien of the Loan Agreement or the security title of the Deed to Secure Debt.

     Section 3.2 Basic Rent. The Facility Lessee hereby agrees to pay to the Facility Lessor Basic Rent for the lease of the Undivided Interest for each Rent Payment Period throughout the Basic Term and the Renewal Term, if applicable, in the amounts payable in advance or in arrears or both, as the case may be, on each Rent Payment Date as indicated on Schedule 1 hereto under the caption "Advance Rent" in the case of Rent Payment Periods immediately following such Rent

Payment Date and/or "Arrears Rent" in the case of Rent Payment Periods ending on such Rent Payment Date. Each such payment of Basic Rent shall be in the amount set forth opposite such Rent Payment Date on Schedule 1 hereto, in each case, subject to Section 3.4 hereof.

     Section 3.3 Supplemental Rent. The Facility Lessee also agrees to pay to the Facility Lessor, or to any other Person entitled thereto as expressly provided herein or in any other Operative Document, as appropriate, any and all Supplemental Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of the Facility Lessee to pay any Supplemental Rent, the Facility Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise for the failure to pay Basic Rent. The Facility Lessee will also pay as Supplemental Rent to the extent permitted by Applicable Law, an amount equal to interest at the applicable Overdue Rate on any part of any payment of Basic Rent not paid when due for any period for which the same shall be overdue and on any Supplemental Rent not paid when due (whether on demand or otherwise) for the period from such due date until the same shall be paid. All Supplemental Rent to be paid pursuant to this Section 3.3 shall be payable in the manner set forth in Section 3.5. The Facility Lessee shall promptly remit to the appropriate Person amounts of Sublease Supplemental Rent received by the Facility Lessee which are owed to Persons other than the Facility Lessee.

     Section 3.4 Adjustment of Basic Rent. (a) The Facility Lessee and the Facility Lessor agree that Basic Rent (including Basic Rent for the Renewal Term, if any), Termination Values, and Equity Exposure Amounts shall be adjusted, either upwards or downwards, to reflect the principal amount, amortization and interest rate on any Additional Loan Certificate issued pursuant to Section 2.10 of the Loan Agreement in connection with a refinancing of the Loan Certificate. Any adjustments pursuant to this Section 3.4 will be calculated to preserve the Owner Participant's Net Economic Return through the Basic Term and through the Basic Term plus the Renewal Term, if any; provided, however, that to the extent consistent with preserving such Net Economic Return, all adjustments shall minimize the present value to the Facility Lessee of the Basic Rent or, at the Facility Lessee's election, the Basic Rent and the Purchase Option Price. Adjustments will be made using the same method of computation and assumptions originally used (other than those that have changed as the result of the event giving rise to the adjustment) in the calculation of the Basic Rent and the Purchase Option Price. The adjustments contemplated by this Section 3.4 will result in corresponding adjustments to Termination Values. In addition, in connection with any adjustment pursuant to this Section 3.4, the Equity Exposure Amounts shall be increased or decreased by an increase or decrease, as the case may be, in the Equity Portion of Basic Rent or the Equity Portion of Termination Value. All Basic Rent adjustments shall be consistent with Rev. Procs. 75-21 and 75-28 and section 467 of the Code as in effect at the time of the adjustment, including any final, proposed or temporary regulations or other administrative announcements issued thereunder and in no event shall such adjustment cause this Facility Lease to become a "disqualified leaseback or long-term agreement" within the meaning of section 467 of the Code and any such regulations or announcements thereunder.

     (b) Anything herein or in any other Operative Document to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this Section 3.4, shall be in an amount at least sufficient to pay in full principal and interest payable on the Loan Certificate on each Rent Payment Date. Anything herein or in any other Operative Document to the contrary notwithstanding, Termination Values (excluding the Equity Portion of Termination Value) payable on any date under this Facility Lease and the initial installment of the Purchase Option Price, whether or not adjusted in accordance with this Section 3.4, shall, together with all other Basic Rent due and owing on such date, exclusive of any portion thereof that is an Excepted Payment, be in an amount at least sufficient to pay in full the principal of and accrued interest on the Loan Certificate payable on such date.

     (c) Any adjustment pursuant to this Section 3.4 shall initially be computed by the Owner Participant. Once computed, the results of such computation shall promptly be delivered by the Owner Participant to the Facility Lessee, the Facility Lessor, the Lender and AMBAC. Within 20 days after the receipt of the results of any such adjustment, the Facility Lessee may request that an investment banking firm selected by the Facility Lessee and reasonably satisfactory to the Owner Participant (the "Intermediary") verify, after consultation with the Owner Participant and the Facility Lessee, the accuracy of such adjustment in accordance with this Section 3.4, and the Owner Participant and the Facility Lessee hereby agree to provide the Intermediary (on a confidential basis) with all information and materials as shall be reasonably necessary in connection therewith provided, however, that the Owner Participant shall not be required to disclose its tax returns or other proprietary information. If the Intermediary confirms that such adjustment is in accordance with this Section 3.4, it shall so certify to the Facility Lessee, the Facility Lessor, the Owner Participant and the Lender, and such certification shall be final, binding and conclusive on the Facility Lessee, the Owner Participant and the Facility Lessor. If the Intermediary concludes that such adjustment is not in accordance with this Section 3.4, it shall so certify to the Facility Lessee, the Facility Lessor, the Owner Participant and the Lender, and the Owner Participant shall again compute the required adjustment consistent with the advice of the Intermediary. Such re-computation shall be subject to the provisions of this Section 3.4 and the results of such re-computation shall be final, binding and conclusive on the Facility Lessee, the Facility Lessor and the Owner Participant. If the Facility Lessee does not request verification of any adjustment within the period specified above, the computation provided by the Owner Participant shall be final, binding and conclusive on the Facility Lessee, the Facility Lessor and the Owner Participant. The final determination of any adjustment hereunder shall be set forth in an amendment to this Facility Lease, executed and delivered by the Facility Lessor and the Facility Lessee and consented to by the Owner Participant; provided, however, that any omission to execute and deliver such amendment shall not affect the validity and effectiveness of any such adjustment. The reasonable fees, costs and expenses of the Intermediary in verifying an adjustment pursuant to this Section 3.4 shall be paid by the Facility Lessee; provided, further, that, in the event that such Intermediary determines that the present value of Basic Rent or, at the Facility Lessee's election, Basic Rent and the Purchase Option Price payments, to be made under this Facility Lease as calculated by the Owner Participant are greater than the present value of the correct Basic Rent and Purchase Option Price payments as certified by the Intermediary, discounted annually at the Debt Rate, by more than 0.10% of the Undivided Interest Cost, then such expenses of the Intermediary shall be paid by the Owner Participant. Notwithstanding anything herein to the contrary, the sole responsibility of the Intermediary shall be to verify the calculations hereunder and matters of interpretation of this Facility Lease or any other Operative Document shall not be within the scope of the Intermediary's responsibilities.

     Section 3.5 Manner of Payments. (a) All Rent (whether Basic Rent or Supplemental Rent) shall be paid by the Facility Lessee in lawful currency of the United States of America in immediately available funds to the recipient not later than 11:00 a.m. (New York City time) on the date due. All Rent payable to the Facility Lessor (other than Excepted Payments) shall be paid by the Facility Lessee to the Owner Trustee at its account at Fleet National Bank (ABA Account No. 011-900-445) Credit - (Account No. 0067548290), or to such other place as the Facility Lessor shall notify the Facility Lessee in writing; provided, however, that so long as the Lien of the Loan Agreement and security title of the Deed to Secure Debt have not been discharged, the Facility Lessor hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the Lien of the Loan Agreement and security title of the Deed to Secure Debt shall have been fully discharged), and the Facility Lessee agrees, that all payments of Rent (other than Excepted Payments) payable to the Facility Lessor shall be paid by wire transfer directly to the Lender's Account or to such other place as the Lender shall notify the Facility Lessee in writing pursuant to the Loan Agreement. Payments constituting Excepted Payments shall be made to the Person entitled thereto at the address for such Person set forth in the Participation Agreement, or to such other place as such Person shall notify the Facility Lessee in writing.

     (b) Payments made to the Facility Lessor under the Payment Undertaking Agreement and the Qualifying Equity Funding Agreement shall satisfy the Facility Lessee's obligation to pay amounts of Basic Rent or Supplemental Rent, as the case may be, to the extent of such payments. Amounts paid to the Facility Lessor or the Owner Participant from the Qualifying Equity Funding Agreement in satisfaction of the Special Equity Facility Lease Remedy shall not satisfy or be treated as performance of any of the Facility Lessee's obligations under this Facility Lease or any other Operative Document (other than its obligations under Section 16.2 of the Participation Agreement) or in any way limit or offset any amounts payable by the Facility Lessee.

     Section 3.6 Business Day. Notwithstanding anything herein or in any other Operative Document to the contrary, if the date on which any payment is to be made pursuant to this Facility Lease or any other Operative Document is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and, provided such payment is made on such succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

     Section 3.7 Agreement with Respect to Amounts Payable Under Payment Undertaking Agreement. The Facility Lessor hereby acknowledges that, pursuant to the Payment

Undertaking Agreement, the Payment Undertaking Issuer has undertaken to make Scheduled Payments to the Facility Lessor or its assignee or pledgee on each date specified therein, and other specified amounts on the terms set forth therein. These payments are payable when Basic Rent, Termination Value or amounts computed by reference to Termination Value, are due and, assuming exercise of the Purchase Option, when the first installment of Purchase Option Price will be due under this Facility Lease, in an amount equal to that portion of Basic Rent, Termination Value and Purchase Option Price which corresponds to the principal and interest on the Loan Certificate due on such date (including in respect of acceleration). The Facility Lessor hereby agrees that, upon any failure of the Facility Lessee to pay any such amount of Basic Rent, Termination Value, amounts defined by reference to Termination Value or the Purchase Option Price, if any, when due, that prior to exercising any remedy pursuant to Section 17 of this Facility Lease, the Facility Lessor will give the Facility Lessee (with a copy to the Facility Sublessee at its address set forth in Section 18.4 of the Participation Agreement) notice of such failure in the form attached hereto as Exhibit B-1. Within four days of the Facility Lessee's receipt of such notice of such failure, the Facility Lessee may instruct the Facility Lessor by delivery of the notice to the Facility Lessor in the form of Exhibit B-2 hereto, that the Facility Lessee desires that the Facility Lessor credit against amounts owed to the Facility Lessor by the Facility Lessee, the amounts payable by the Payment Undertaking Issuer pursuant to the Payment Undertaking Agreement, in which case, the Facility Lessor shall, at the sole cost and expense of the Facility Lessee, pursue due diligence to collect such amounts from the Payment Undertaking Issuer prior to pursuing the Facility Lessee for payment of such amounts under this Facility Lease (including the exercise of any remedy under Section 17) or any other Operative Document. If the Payment Undertaking Issuer has fully performed its obligations under the Payment Undertaking Agreement in respect of such amounts of Rent, the Facility Lessor shall be conclusively presumed to have satisfied the foregoing requirement to give notice and pursue due diligence.

SECTION 4.     DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT

     Section 4.1 Disclaimer of Warranties. (a) WITHOUT WAIVING ANY CLAIM THE FACILITY LESSEE MAY HAVE AGAINST ANY MANUFACTURER, VENDOR OR CONTRACTOR UNDER THE ROCKY MOUNTAIN AGREEMENTS, THE FACILITY LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE FACILITY LESSOR AND THE OWNER PARTICIPANT THAT (i) THE FACILITY AND EACH COMPONENT THEREOF ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE FACILITY LESSEE, (ii) THE FACILITY LESSEE IS SATISFIED THAT THE FACILITY AND EACH COMPONENT THEREOF ARE SUITABLE FOR THEIR RESPECTIVE PURPOSES, (iii) NEITHER THE FACILITY LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (iv) THE UNDIVIDED INTEREST IS LEASED HEREUNDER TO THE EXTENT PROVIDED HEREBY FOR THE BASIC TERM AND THE RENEWAL TERM, IF ANY, SPECIFIED HEREIN SUBJECT TO ALL APPLICABLE LAWS NOW IN EFFECT OR HEREAFTER ADOPTED, INCLUDING WITHOUT LIMITATION (1) ZONING

REGULATIONS, (2) ENVIRONMENTAL LAWS OR (3) BUILDING RESTRICTIONS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS FACILITY LEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE FACILITY LESSOR OR THE OWNER PARTICIPANT AND (v) THE FACILITY LESSOR LEASES FOR THE BASIC TERM AND THE RENEWAL TERM, IF ANY, SPECIFIED HEREIN AND THE FACILITY LESSEE TAKES THE UNDIVIDED INTEREST UNDER THIS FACILITY LEASE "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", AND THE FACILITY LESSEE ACKNOWLEDGES THAT NEITHER THE FACILITY LESSOR, AS THE FACILITY LESSOR OR IN ITS INDIVIDUAL CAPACITY, NOR THE OWNER PARTICIPANT MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE OF THE FACILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Facility Lessor represents and warrants that on the Closing Date, the Undivided Interest will be free of Facility Lessor's Liens. It is agreed that all such risks, as between the Facility Lessor, the Owner Participant and the Lender on the one hand and the Facility Lessee on the other hand are to be borne by the Facility Lessee. None of the Facility Lessor, the Owner Trustee, the Owner Participant nor the Lender shall have any responsibility or liability to the Facility Lessee or any other Person with respect to any of the following: (w) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility or any Component or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (x) the use, operation or performance of the Facility or any Component or any risks relating thereto; (y) any interruption of service, loss of business or anticipated profits or consequential damages; or (z) the delivery, operation, servicing, maintenance, repair, improvement, replacement or decommissioning of the Facility or any Component. The provisions of this paragraph (a) of this Section 4.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Facility Lessor, express or implied, with respect to the Facility or any Components of either thereof or the Undivided Interest that may arise pursuant to any Applicable Law now or hereafter in effect, or otherwise.

     (b) During the Facility Lease Term, so long as no Event of Default shall have occurred and be continuing, the Facility Lessor hereby appoints irrevocably and constitutes the Facility Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of the Facility Lessor and the Facility Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Facility Lessee, whatever claims and rights the Facility Lessor may have in respect of the Undivided Interest against the manufacturers of the Facility, or vendors or contractors under the Rocky Mountain Agreements or under any express or implied warranties relating to the Facility or the Undivided Interest.

     Section 4.2 Quiet Enjoyment. The Facility Lessor agrees that, notwithstanding any provision of any other Operative Document, so long as no Event of Default shall have occurred and be continuing, it shall not itself interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Facility Lessee of the interest in the Facility or the Undivided Interest conveyed by this Facility Lease subject to the terms of this Facility Lease; provided that the Facility Lessor's covenant does not relate to actions of the Lender.

SECTION 5.      RETURN OF UNDIVIDED INTEREST

     Section 5.1 Return. Upon the expiration of the Facility Lease Term unless the Facility Lessee shall have purchased the Facility Lessor's interest in the Undivided Interest pursuant to Section 15.1, or upon any early termination of this Facility Lease other than a termination in accordance with Section 10, 13 or 18, the Facility Lessee, at its own expense, shall return the Undivided Interest by delivering possession of the same to the Facility Lessor at the location of the Facility on the Rocky Mountain Site near Rome, Georgia.

     Section 5.2 Condition Upon Return. Except with respect to a return of the Undivided Interest pursuant to Section 14.3, at the time of any return of the Undivided Interest by the Facility Lessee in accordance with Section 5.1, the following conditions shall be complied with, all at the Facility Lessee's sole cost and expense:

          (a) the right to use the Undivided Interest granted hereunder for the benefit of the Facility Lessee shall cease and terminate;

          (b) the Facility will be in at least as good condition as if it had been maintained, repaired and operated during the Facility Lease Term in compliance with the provisions of this Facility Lease, reasonable wear and tear excepted, and there shall be no deferred maintenance in respect of the Facility;

          (c) the Facility Lessee shall cooperate with all reasonable requests of the Owner Participant or the Facility Lessor, at the expense of the Facility Lessee, for purposes of obtaining, or enabling the Owner Participant or the Facility Lessor or their respective designees to obtain, any and all licenses, permits, approvals and consents of any Governmental Entities or other Persons that are or will be required to be obtained by the Owner Participant or the Facility Lessor in connection with its use, operation or maintenance of the Undivided Interest on or after such return in compliance with Applicable Law and in the manner contemplated by the Rocky Mountain Agreements;

          (d) the Facility Lessee shall return and surrender possession of the Undivided Interest to the Facility Lessor (or its designee) free and clear of the Lien described in clause (i) of the definition of "Permitted Liens", except to the extent of the interests of Oglethorpe under the Head Lease and the Ground Lease;

          (e) the Facility shall have at least the capability and functional ability, including the existence of sufficient water flows in contributing streams, to perform substantially at the ratings for which it was designed, on a continuing basis in normal commercial operation, all functions for which it was designed (ordinary wear and tear excepted);

          (f) the Facility shall be in compliance with all requirements of manufacturers required for the maintenance in full force and effect of any material warranty then in effect with respect to the Facility;

          (g) no Component shall be a temporary Component and any replacement Component shall satisfy the standards of Section 7.2. Prior to redelivery of the Undivided Interest under this Section 5.2, upon not less than 45 days' prior request of the Facility Lessor, the Facility Lessee shall perform such maintenance on the Facility which is in addition to that otherwise required to be performed by the Facility Lessee hereunder as the Facility Lessor may reasonably specify (using its best efforts on a time-available basis for such work). If the Facility Lessee is unable to perform such requested maintenance, it will use its best efforts to arrange to have such maintenance performed by another Person acceptable to the Facility Lessor at rates comparable to those the Facility Lessee obtains for maintenance performed on its own facilities. The Facility Lessor shall either promptly reimburse the Facility Lessee for the Facility Lessee's cost or pay such rates charged by any such Person acceptable to the Facility Lessor in connection with such requested maintenance. The Facility Lessee shall also surrender to the Facility Lessor originals or copies of all documents, instruments, plans, maps, specifications, manuals, drawings and other documentary materials relating to the installation, operation, maintenance, construction, design, modification and repair of the Facility, as shall be in the Facility Lessee's possession and shall be reasonably appropriate or necessary for the continued operation of the Facility, and shall use its best efforts to obtain and surrender to the Facility Lessor originals or copies of any such documents, instruments, plans, maps, specifications, manuals, drawings or other documentary materials as shall be in the possession of any Affiliate of the Facility Lessee. The Facility Lessee shall effect delivery of the Undivided Interest at its own cost and expense by executing and delivering to the Facility Lessor an instrument or instruments in form and substance reasonably satisfactory to the Facility Lessor evidencing surrender by the Facility Lessee of the Facility Lessee's rights to the Undivided Interest under this Facility Lease and to the possession thereof. At least 60 but not more than 120 days prior to redelivery of the Undivided Interest pursuant to this Section 5.2, the Facility Lessee shall perform the Return Acceptance Tests and shall promptly provide the results to the Facility Lessor. If the Facility shall not pass such tests, the Facility Lessee shall, at its own expense, take such actions as may be necessary to enable the Facility to pass such tests and certify to the Owner Participant such passage of such tests prior to such delivery date. At the Facility Lessor's request, if possible and commercially reasonable, the Facility Lessee shall provide insurance in accordance with Section 11 hereof for three months following the date of return of the Undivided Interest at the Facility Lessor's sole cost and expense which cost and expense shall equal Facility Lessee's actual cost and expense for such insurance; and

          (h) the FERC License shall have been renewed in favor of the Facility Lessor for a term of not less than 17 years from the Expiration Date on terms not materially more burdensome than those under the existing FERC License and shall be in full force and effect.

At the time of any return of the Undivided Interest by the Facility Lessee pursuant to Section 14.3, the conditions set forth in clauses (a), (b), (c), (d) and (g) of this Section 5.2 shall be complied with at the Facility Lessee's sole cost and expense.

     Section 5.3 Environmental Reports. In connection with a return pursuant to
Section 5.2 and Section 14.3, the Facility Lessee shall provide the Facility Lessor, the Owner Participant and AMBAC, not later than 270 days prior to the Expiration Date, or in connection with a return other than on the Expiration Date, not later than the date of return, an inspection report prepared by a reputable environmental consulting firm (selected by the Owner Participant and reasonably acceptable to the Facility Lessee) as to the environmental condition of the Facility and the Rocky Mountain Site and the compliance or non-compliance with applicable Environmental Laws, in form, scope and substance reasonably satisfactory to the Owner Participant. The cost and expense of preparing and providing such report shall be for the account of the Facility Lessee. The provisions of such report shall not relieve the Facility Lessee of liability with respect to environmental conditions, known or unknown, in respect of the Facility and the Rocky Mountain Site and the Facility Lessee will take any and all actions necessary to ensure that the Facility and the Rocky Mountain Site comply with all such Environmental Laws. If such report shall indicate that either the Facility or the Rocky Mountain Site is not in compliance with applicable Environmental Laws, the Facility Lessee shall, within 90 days of the Facility Lessor having received such inspection report, (a) provide the Owner Participant with a remediation plan approved by the applicable Governmental Entity designed to ensure that the Facility and the Rocky Mountain Site will be brought into compliance with applicable Environmental Laws as promptly as is reasonably practical and without materially adversely affecting the continued operation of the Facility or the Rocky Mountain Site and (b) (i) place in escrow funds in an amount corresponding to the Facility Lessor's Percentage of the cost estimate of such remediation plan (as certified by the environmental consulting firm that prepared such report or another expert reasonably satisfactory to the Owner Participant), which escrow shall provide for the payment of the costs of such plan as the same become due and payable or (ii) make other arrangements that are satisfactory to the Owner Participant, as determined in its sole discretion acting in good faith, for such purposes. The obligations of the Facility Lessee set forth in this Section 5.3 shall survive the termination of this Facility Lease and the expiration of the Facility Lease Term.

     Section 5.4 Expenses. The Facility Lessee agrees to pay or reimburse, on an After-Tax Basis, on demand, all costs and expenses incurred by the Facility Lessor, the Trustees, the Owner Participant and the Lender in connection with any return contemplated by this Section 5.

SECTION 6.      LIENS

     The Facility Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Undivided Interest or the Facility Lessor's Rocky Mountain Interest, or any interest therein or in, to or on its interest in this Facility Lease or its interest in any other Operative Document, except Permitted Liens, and the Facility Lessee shall promptly notify the Facility Lessor of the imposition of any such Lien of which the Facility Lessee is aware and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien.

SECTION 7.      MAINTENANCE; REPLACEMENTS OF COMPONENTS

     Section 7.1 Maintenance. The Facility Lessee, at its own cost and expense, will cause the Facility to be maintained in good condition (ordinary wear and tear excepted), repair and working order, in accordance with Prudent Utility Practice, and in compliance with all Applicable Laws of any Governmental Entity having jurisdiction and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, (a) all as in the reasonable judgment of the Facility Lessee may be necessary so that the business carried on in connection with the Undivided Interest may be properly and advantageously conducted by the Facility Lessee at all times and (b) in accordance with the Rocky Mountain Agreements and the Oglethorpe Mortgage. Notwithstanding any provision contained in this Facility Lease or in any other Operative Document, the Facility Lessee has the right to perform any and all acts required by an order of the FERC or its successor affecting the Facility or the Rocky Mountain Site without the prior approval of the Facility Lessor.

     Section 7.2 Replacement of Components. In the ordinary course of maintenance, service, repair or testing, the Facility Lessee, at its own cost and expense, may remove or cause to be removed from the Facility any Component; provided, however, that the Facility Lessee shall cause such Component to be replaced by a replacement Component which shall be free and clear of all Liens (except Permitted Liens) and shall be in as good operating condition as, and shall have a current and residual value, remaining useful life and utility at least equal to, that of the Component replaced, assuming such replaced Component was in at least the condition and repair required to be maintained in accordance with the terms of this Facility Lease (each such replacement Component being herein referred to as a "Replacement Component") as promptly as practicable. An undivided interest equal to the Facility Lessor's Percentage in each Component at any time removed from the Facility shall remain subject to the Head Lease and this Facility Lease, wherever located, until such time as such Component shall be replaced by a Replacement

Component which has been incorporated in the Facility and which meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Facility, without further act (and at no cost to the Facility Lessor and with no adjustment to the Undivided Interest Cost or Basic Rent), (i) the replaced Component shall no longer be subject to the Head Lease or this Facility Lease, (ii) title to such Replacement Component shall vest in the Co-Owners and Oglethorpe's undivided interest therein shall become subject to the Oglethorpe Mortgage, (iii) an undivided interest equal to the Facility Lessor's Percentage in the Replacement Component shall thereupon become subject to the Head Lease, and (iv) an undivided interest equal to the Facility Lessor's Percentage in such Replacement Component shall become subject to this Facility Lease and be deemed a part of the Facility for all purposes hereof. Notwithstanding anything in this Section 7.2 or elsewhere in this Facility Lease to the contrary, if the Facility Lessee or the Facility Operator has determined that a Component is surplus or obsolete, it shall have the right to remove such Component without replacing it; provided that no such Component may be so removed without being replaced if such removal would diminish the current or residual value by more than a de minimis amount or diminish the remaining useful life or utility of the Facility or cause the Facility to become "limited use" property within the meaning of Rev. Proc. 76-30, 1976-1, 647.

     Section 7.3 Records. The Facility Lessee shall maintain logs of the Facility's operation and keep maintenance and repair reports in sufficient detail to indicate the nature and date of major work completed on the Facility, including, without limitation, the cost of maintenance and repair to the extent that such records are kept as a normal part of the Facility Lessee's operations. Such records shall be made available upon the Facility Lessor's request during any inspection of the Facility by the Facility Lessor or Owner Participant and shall be deemed the property of the Facility Lessor upon the expiration or earlier termination of the Facility Lease; provided, however, that the Facility Lessee shall be entitled to keep copies of such records.

SECTION 8.      MODIFICATIONS

     Section 8.1 Required Modifications. Subject to the Rocky Mountain Agreements, the Facility Lessee, at its own cost and expense, shall make or cause to be made all Modifications to the Facility as it relates to the Undivided Interest as are required by the Rocky Mountain Agreements and by Applicable Law (each, a "Required Modification").

     Section 8.2 Optional Modifications. So long as no Bankruptcy Default, Payment Default or Event of Default exists, the Facility Lessee at any time may, at its own cost and expense, make or cause to be made any Modification to the Facility as the Facility Lessee considers desirable in the proper conduct of its business (an "Optional Modification"); provided that, no Optional Modification to the Facility shall impair the operation of the Facility or diminish the current or residual value, remaining useful life or utility of the Facility below the current or residual value, remaining useful life or utility thereof immediately prior to such Optional Modification assuming the Facility was then in the condition required to be maintained by the terms of this Facility Lease, or cause the Undivided Interest to become "limited use" property, within the meaning of Rev. Proc. 76-30, 1976-1, 647.

     Section 8.3 Title to Modifications; Subjection to Head Lease. Title to all Modifications to the Facility shall immediately vest in the Co-Owners, and Oglethorpe's undivided interest therein shall become subject to the Lien of the Oglethorpe Mortgage and be deemed part of the Facility for all purposes of this Facility Lease. An undivided interest equal to the Facility Lessor's Percentage in all Modifications shall immediately become subject to the Head Lease and this Facility Lease (at no cost to the Facility Lessor and with no adjustment to the Undivided Interest Cost) and be deemed a part of the Undivided Interest for all purposes hereof, and the Facility Lessee, at its own cost and expense, shall take such steps as the Facility Lessor may require from time to time to confirm that the foregoing Modifications are subject to the Head Lease.

     Section 8.4 Report of Modifications. On or before March 1 of each year (commencing March 1, 1998) and on the expiration of the Facility Lease Term, the Facility Lessee shall furnish to the Facility Lessor a report stating the total cost of all Modifications and describing separately and in reasonable detail each Modification having a value in excess of $5,000,000 made during the period from the Closing Date to December 31, 1997 for the first report and annually thereafter based on a calendar year period for subsequent reports.

SECTION 9.      NET LEASE

     This Facility Lease is a "net lease" and, notwithstanding anything herein to the contrary, the Facility Lessee's obligation to pay all Rent payable hereunder (and all amounts, including, without limitation, Termination Value, in lieu of Rent following termination of this Facility Lease) shall be absolute and unconditional under any and all circumstances and shall not be terminated, extinguished, diminished, lost or otherwise impaired, nor shall the Facility Lessee's other obligations hereunder or the Facility Lessor's rights hereunder be terminated, extinguished, diminished, lost or otherwise impaired, by any circumstance of any character or for any reason whatsoever, whether or not the same involves the loss of all or any part of the leasehold estate granted by this Facility Lease, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which the Facility Lessee may have against the Facility Lessor, the Trustees, the Owner Participant, or the Lender or any other Person, including, without limitation, any breach by any of said parties of any covenant or provision under this Facility Lease or under any Operative Document, (ii) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility or any Component, or any foreclosure or deed in lieu of foreclosure of the Oglethorpe Mortgage, or any termination of this Facility Lease as a result thereof by operation of law or contract, or any eviction by paramount title or otherwise, or any unavailability of the Facility, the Rocky Mountain Site, any Component, any other portion of the Facility Lessee's Rocky Mountain Interest or the interest of any other Person or any part of the foregoing for any reason whatsoever, (iii) any loss or destruction of, or damage to, the Facility or any Component or interruption or cessation in the use or possession thereof or any part of the foregoing by the Facility Lessee for any reason whatsoever and of whatever duration, (iv) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility, the Rocky Mountain Site, any Component, any other portion of the Facility Lessee's Rocky Mountain Interest or any part of the foregoing by any Governmental Entity or otherwise, (v) the invalidity or unenforceability or lack of due authorization or other infirmity of this Facility Lease or any other Operative Document, (vi) the lack of right, power or authority of the Facility Lessor to enter into this Facility Lease or any other Operative Document, (vii) any ineligibility of the Facility or any Component for any particular use, whether or not due to any failure of the Facility Lessee or the Facility Operator to comply with any Applicable Law, (viii) any event of "force majeure" or any frustration, (ix) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (x) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Facility Lessee or any other Person, (xi) any Lien of any Person with respect to the Facility, the Rocky Mountain Site, any Component, any other portion of the Facility Lessee's Rocky Mountain Interest or any part of the foregoing, (xii) the existence of the Payment Undertaking Agreement or the Qualifying Equity Funding Agreement (other than to the extent of the Rent payments discharged from any remittance from the Payment Undertaking Agreement or the Qualifying Equity Funding Agreement) or (xiii) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Operative Documents, it being the intention of the parties hereto that all Rent payable by the Facility Lessee hereunder shall continue to be payable in all events in the manner and at times provided for herein. Such Rent shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Facility Lessee or any other Person against the Facility Lessor or any other Person under this Facility Lease or otherwise. To the extent permitted by Applicable Law, the Facility Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Facility Lease with respect to the Undivided Interest, except in accordance with Sections 10, 13, 14, 15 or 18. If for any reason whatsoever this Facility Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Facility Lessee nonetheless agrees to the extent permitted by Applicable Law, to pay to the Facility Lessor an amount equal to each installment of Basic Rent and all Supplemental Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Facility Lease not been so terminated. The provisions of this Section 9 shall survive the termination for any reason whatsoever of the leasehold interest created by this Facility Lease. Upon and after termination of the leasehold hereby granted for any reason whatsoever, the Facility Lessee shall pay to the Facility Lessor, in lieu of the Rent payable hereunder, an amount equal to such Rent, and this obligation is expressly agreed to be a covenant of the Facility Lessee that is independent of the existence of such leasehold. The obligations of the Facility Lessee to pay all amounts hereunder other than Rent are also covenants that are independent of the existence of such leasehold and shall survive the termination thereof for any reason whatsoever.

SECTION 10.     EVENTS OF LOSS

     Section 10.1 Occurrence of Events of Loss. The Facility Lessee will notify the Facility Lessor, the Owner Participant, the Lender and AMBAC of any damage to the Facility which the Facility Lessee reasonably anticipates may cause an Event of Loss described in clause (i), (ii), (iii) or (v) of the definition of Event of Loss within 10 Business Days of such event. The Owner Participant or the Facility Lessor will promptly notify the Facility Lessee of any event of which it is aware that upon election of the Owner Participant would result in an Event of Loss described in clause (iv) of the definition of Event of Loss. If an Event of Loss described in clauses (i) or (ii) of the definition of Event of Loss shall occur, then no later than six months following such occurrence the Facility Lessee shall notify the Facility Lessor in writing of its election to either (a) if no Event of Default has occurred and is continuing and subject to the satisfaction of the conditions set forth in Section 10.3, rebuild and restore the Facility in accordance with the provisions of the Rocky Mountain Agreements so that the Facility shall have a fair market value (present and residual), remaining useful life and utility at least equal to that of the Facility prior to such rebuilding, assuming the Facility was in the condition and repair required to be maintained by this Facility Lease or (b) terminate this Facility Lease pursuant to Section 10.2 hereof. The Facility Lessee may elect the option provided in clause (b) of the preceding sentence regardless of whether the Facility is to be rebuilt. If the Facility Lessee fails to make an election as provided above, an Event of Loss shall be deemed to occur as of the end of the six month period referred to in the third sentence of this Section
10.1 and the Facility Lessee will be deemed to have made the election to terminate this Facility Lease pursuant to Section 10.2.

     Section 10.2 Payment of Termination Value; Termination of Basic Rent. (a) If (x) the Facility Lessee shall elect not to rebuild the Facility pursuant to
Section 10.3 hereof following an Event of Loss described in clause (i) or (ii) of the definition of Event of Loss or an Event of Loss shall be deemed to occur pursuant to the last sentence of Section 10.1, or (y) an Event of Loss described in clause (iii), (iv) or (v) of the definition of Event of Loss shall occur, then, on the next Termination Date following the Facility Lessee's notice of its election referred to in the third sentence of Section 10.1 or the occurrence of a deemed Event of Loss pursuant to the last sentence of Section 10.1 in the case of clause (x) above, or on the next Termination Date occurring at least three months after such occurrence of such Event of Loss in the case of clause (y) above, the Facility Lessee shall pay to the Facility Lessor (A) the Termination Value determined as of the relevant Termination Date, plus (B) all amounts of Supplemental Rent (including, without limitation, all costs and expenses of the Facility Lessor, the Owner Trustee, the Owner Participant and the Lender, and all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 12.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 10.2) due and payable on or prior to such Termination Date, plus (C) any unpaid Basic Rent due before such Termination Date and, if such Termination Date shall be a Rent Payment Date, the Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date and terminate this Facility Lease.

     (b) Concurrently with the payment of all sums required to be paid pursuant to this Section 10.2, (1) Basic Rent for the Undivided Interest shall cease to accrue, (2) the Facility Lessee shall cease to have any liability to the Facility Lessor with respect to the Undivided Interest except for Supplemental Rent and other obligations (including, without limitation, those under Sections
12.1 and 12.2 of the Participation Agreement) surviving pursuant to the express provisions of any Operative Document, (3) the Facility Lessor will prepay the Loan Certificate pursuant to Section 10 of the Loan Agreement, (4) the Facility Lessor will at the Facility Lessee's cost and expense execute and deliver to the Facility Lessee a release or termination of this Facility Lease, (5) the Facility Lessor shall transfer the Facility Lessor's Rocky Mountain Interest to the Facility Lessee pursuant to this Section 10.2, Section 6 of the Ground Sublease and Section 9 of the Head Lease on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Facility Lessor's Liens attributable to it accompanied by a warranty of the Owner Participant as to the absence of Owner Participant's Liens and (6) this Facility Lease shall terminate and the Facility Lessor shall discharge the Lien of the Loan Agreement and the security title of the Deed to Secure Debt and execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee.

     (c) Any payments with respect to the Undivided Interest received at any time by the Facility Lessor or the Facility Lessee from any Governmental Entity as a result of the occurrence of an Event of Loss described in clause (iii) of the definition of Event of Loss shall be applied as follows:

          (i) so much of such payments as shall not exceed the amount required to be paid by the Facility Lessee pursuant to clause (A) of paragraph (a) of this Section 10.2 shall be applied in reduction of the Facility Lessee's obligation to pay such amount if not already paid by the Facility Lessee or, if already paid by the Facility Lessee, shall be applied to reimburse the Facility Lessee for its payment of such amount; and

          (ii) the balance, if any, of such payments remaining thereafter shall be apportioned between the Facility Lessor and the Facility Lessee in the proportion that the value of the Facility Lessor's Rocky Mountain Interest bears to the value of the Facility Lessee's Rocky Mountain Interest.

     Section 10.3 Rebuild. The Facility Lessee's right to rebuild the Facility pursuant to clause (a) of Section 10.1 hereof shall be subject to the fulfillment, at the Facility Lessee's sole cost and expense, in addition to the conditions contained in said clause (a), of the following conditions:

     (a) on the date the Facility Lessee shall notify the Facility Lessor pursuant to Section 10.1 of its election to rebuild the Facility in accordance with this Section 10.3, the Facility Lessee shall deliver to the Owner Participant a tax opinion of counsel such counsel to be selected by the Owner Participant and be reasonably acceptable to the Facility Lessee, to the effect that, such rebuilding will not cause any unindemnified adverse tax consequences to the Owner Participant or any Affiliate. Any such indemnity must be in form and substance satisfactory to the Owner Participant in its sole discretion exercised in good faith, including, without limitation, in respect of security arrangements which the Owner Participant, in its sole discretion exercised in good faith may require to collateralize any such indemnity.

     (b) on the date the Facility Lessee shall notify the Facility Lessor pursuant to Section 10.1 of its election to rebuild the Facility in accordance with this Section 10.3, the Facility Lessee shall deliver to the Owner Participant a report of an independent engineer, such engineer and such report to be reasonably satisfactory to the Owner Participant, to the effect that the rebuilding of the Facility is technologically feasible and economically viable and, unless the Facility Lessee shall have delivered to the Facility Lessor notice of its election to exercise the Purchase Option pursuant to Section 15.1, that such rebuilding can be completed by a date 18 months prior to the Expiration Date;

     (c) on the date the Facility Lessee shall notify the Facility Lessor pursuant to Section 10.1 of its election to rebuild the Facility in accordance with this Section 10.3, the Facility Lessee shall demonstrate to the reasonable satisfaction of the Owner Participant adequate financial resources, from insurance proceeds or otherwise, to complete such rebuilding, and that the provisions of the Rocky Mountain Agreements will not impede such rebuilding of the Facility or adversely affect the Facility Lessor's interest therein;

     (d) the Facility Lessee shall cause the rebuilding of the Facility to commence as soon as practicable after the occurrence of such Event of Loss and in all events within 18 months of the occurrence of the event that caused such Event of Loss and will cause work on such rebuilding to proceed diligently thereafter. As the rebuilding of the Facility progresses, title to an undivided interest in such rebuilt facilities shall immediately vest in Oglethorpe as a tenant in common with Georgia Power, subject to the Lien of the Oglethorpe Mortgage, and an undivided interest equal to the Facility Lessor's Percentage in such rebuilt facilities shall become subject to the Head Lease and to this Facility Lease, automatically, for all purposes hereof, without any further act by any Person;

     (e) there shall be no termination of the Facility Sublease, and the Facility Sublease shall continue in full force and effect; and

     (f) on the date of the completion of such rebuilding of the Facility (the "Rebuilding Closing Date") the following documents shall be duly authorized, executed and delivered and, if appropriate, filed for recordation by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereto shall be delivered to the Facility Lessor, the Owner Participant and the Lender; (1) supplements to the Head Lease, this Facility Lease and the Facility Sublease subjecting an undivided interest equal to the Facility Lessor's

Percentage in the rebuilt facilities to the Head Lease, this Facility Lease and the Facility Sublease (with no change in Undivided Interest Cost, Basic Rent or Sublease Basic Rent as a result of such replacement), (2) supplements to the Loan Agreement, the Deed to Secure Debt and the Facility Sublease Assignment Agreement subjecting the Facility Lessor's Rocky Mountain Interest in such rebuilt facilities to the Lien of the Loan Agreement, the security title of the Deed to Secure Debt and the Lien of the Facility Sublease Assignment Agreement,
(3) a supplement to the Subordinated Deed to Secure Debt and Security Agreement subjecting the Facility Lessor's Rocky Mountain Interest in such rebuilt facilities to the Lien of the Subordinated Deed to Secure Debt and Security Agreement, (4) such recordings and filings as may be reasonably requested by the Owner Participant, the Lender or AMBAC to be made or filed, (5) an opinion of counsel of the Facility Lessee, such counsel and such opinion to be reasonably satisfactory to the Owner Participant, the Lender and AMBAC, to the effect that
(w) the supplements to the Head Lease, this Facility Lease and the Facility Sublease referred to in clause (1) above constitute effective instruments for subjecting such rebuilt facilities to the Head Lease, this Facility Lease and the Facility Sublease, (x) the supplements to the Loan Agreement, the Deed to Secure Debt and the Facility Sublease Assignment Agreement referred to in clause
(2) above constitute effective instruments for subjecting the Facility Lessor's Rocky Mountain Interest in such rebuilt facilities to the Lien of the Loan Agreement, the security title of the Deed to Secure Debt and the Lien of the Facility Sublease Assignment Agreement, (y) the supplement to the Subordinated Deed to Secure Debt and Security Agreement referred to in clause (3) above constitutes an effective instrument for subjecting the Facility Lessor's Rocky Mountain Interest in such rebuilt facilities to the Lien of the Subordinated Deed to Secure Debt and Security Agreement, and (z) all filings and other action necessary to perfect and protect the Facility Lessor's interest in an undivided interest equal to the Facility Lessor's Percentage in the rebuilt facilities and to subject the Facility Lessor's Rocky Mountain Interest in such rebuilt facilities to the Lien of the Loan Agreement, the security title of the Deed to Secure Debt, the Lien of the Facility Sublease Assignment Agreement and the Lien of the Subordinated Mortgage and Security Agreement have been accomplished and
(6) satisfactory evidence as to the compliance with Section 11 of this Facility Lease with respect to the Facility, as so rebuilt.

     Whether or not the transactions contemplated by this Section 10.3 are consummated, the Facility Lessee agrees to pay or reimburse, on an After-Tax Basis, any costs or expenses (including reasonable legal fees and expenses) incurred by the Facility Lessor, the Owner Participant, the Lender and AMBAC in connection with the transactions contemplated by this Section 10.3.

     Section 10.4 Eminent Domain. In the event that during the Facility Lease Term the use of all or any portion of the Undivided Interest is requisitioned or taken by or pursuant to a request of any Governmental Entity under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, the Facility Lessee's obligation to pay all installments of Basic Rent shall continue for the duration of such requisitioning or taking. The Facility Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Entity as compensation for such requisition or taking of possession. Any amount referred to in this Section 10.4 which is payable to the Facility Lessee shall not be paid to the Facility Lessee, or if it has been previously paid directly to the Facility Lessee, shall not be retained by the Facility Lessee, if at the time of such payment a Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, but shall be paid to and held by the Facility Lessor as security for the obligations of the Facility Lessee under this Facility Lease, and upon the earlier of (a) 180 days after the Facility Lessor shall have received such amount; provided the Facility Lessor has not proceeded to exercise any remedy under Section 17 and it is not stayed or prevented by law or otherwise from exercising such remedy and (b) such time as there shall not be continuing any such Payment Default, Bankruptcy Default or Event of Default, such amount shall be paid to the Facility Lessee.

SECTION 11.    INSURANCE.

     Section 11.1 Property Insurance.

     Subject to availability on commercially reasonable terms, the Facility Lessee will maintain (or cause to be maintained) all risk property insurance in amounts and with deductibles not to exceed $25,000,000 per occurrence as is customarily carried by prudent operators of hydroelectric facilities of comparable size and risk, and against loss or damage from such causes as are customarily insured against, which includes coverage for flood and earthquake and includes (subject to sublimits of $50,000,000 and $100,000,000, respectively) and boiler and machinery (subject to a sublimit of $100,000,000) coverage to cover mechanical breakdown, and as required under, and to the extent required by, the Oglethorpe Mortgage and the Rocky Mountain Agreements in an amount not less than $302,000,000.

     Section 11.2 Liability Insurance.

     Subject to availability on commercially reasonable terms, the Facility Lessee will maintain liability insurance, including contractual liability coverage, insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the Facility and the Rocky Mountain Site, in an amount and with deductibles customarily carried by prudent operators of hydroelectric facilities of comparable size and risk, but not less than $35 million per occurrence. Such liability insurance may be purchased either in a single limit or in combination with a general and an excess policy. In the event of a material increase in the development of the property adjacent to the Rocky Mountain Site or changes in product liability exposure or laws during the Facility Lease Term, the Facility Lessee will periodically review the liability insurance maintained by it or on its behalf. In connection with any such review, the Facility Lessee will consult with the Facility Lessor, the Owner Participant and the Lender. Following such review and consultation, if appropriate, the Facility Lessee will increase such coverage and limits in order that the liability insurance maintained by it or on its behalf is consistent with that maintained by prudent operators of hydroelectric facilities of comparable size and risk taking into account such increased development, subject to the availability of such insurance in such amounts on commercially reasonable terms.

     Section 11.3 Provisions With Respect to Insurance. Subject to availability on commercially reasonable terms, the Facility Lessee will place the insurance maintained pursuant to this Section 11 with companies having an A.M. Best rating of at least "A-" or, if not so rated, of comparable financial strength. All insurance policies required to be maintained pursuant to Section 11.2 shall name the Trustees (both in their individual capacities and as trustees), the Owner Participant and the Lender as additional insureds, as their interest may appear. All insurance policies required to be maintained pursuant to this Section 11 shall also provide for at least 30 days' prior written notice (10 days for non-payment) by the insurance carrier to the Trustees, the Owner Participant and the Lender in the event of cancellation, non-renewal, termination, expiration or amendment. The Facility Lessee will place the insurance required by this Section 11 with insurance companies which agree to waive all claims for premiums from, and all subrogation rights against, the Trustees, the Owner Participant and the Lender. All the insurance maintained pursuant to this Section 11 shall be primary without right of contribution of any other insurance carried by or on behalf of the Trustees, the Owner Participant or the Lender with respect to their respective interests in the Facility and the Rocky Mountain Site.

     To the extent available on commercially reasonable terms, the Facility Lessee will use its best efforts to provide that the respective interests of the Trustees, the Owner Participant and the Lenders shall not be invalidated by any act or neglect of the Facility Lessee, or any breach or violation by the Facility Lessee of any warranties, declarations or conditions contained in such policies, or by the use of the Facility and the Rocky Mountain Site for purposes more hazardous than permitted by such policies. To the extent available on commercially reasonable terms, the Facility Lessee will use its best efforts to provide that such policies shall also be endorsed to: (i) provide that coverage will not be invalidated by any foreclosure or other proceeding or notice of sale relating to the Facility or the Rocky Mountain Site or any change in title or ownership of the Facility or the Rocky Mountain Site, (ii) provide that, inasmuch as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and (iii) to provide that the coverage afforded by such policies shall not be affected by the performance of any work in or about any Modification. The Facility Lessee shall, at its own expense, make all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

     Section 11.4 Reports. On or prior to December 1 of each year commencing on December 1, 1997, the Facility Lessee shall furnish the Trustees, the Owner Participant and the Lender with a report signed by a Responsible Officer of the Facility Lessee identifying all insurance coverages in place and certifying that all premiums in respect of such policies are paid in full. Such report shall also identify any significant change in coverage, limits or change in carriers and will include a review of any significant changes in the development of the property adjacent to the Rocky Mountain Site, product liability exposure and laws. So long as the Facility

Sublease shall be in effect the requirement of the preceding sentence may be satisfied by delivery by the Facility Lessee to the Facility Lessor, the Owner Participant and the Lender of the report required by the first sentence of
Section 11.4 of the Facility Sublease. The Facility Lessee shall use its best efforts prior to expiration and renewal, but in no event more than 5 Business Days after expiration and renewal of any policy required by this Section 11, to provide to the Trustees, the Owner Participant and the Lender, certificates from insurance brokers or carriers to the effect that such policy is in effect and indicating their status as additional insureds.

     Section 11.5 Additional Insurance by Facility Lessor. At any time the Facility Lessor (either directly or in the name of the Owner Participant) may at its own expense and for its own account carry insurance with respect to its interest in the Undivided Interest; provided, that such insurance does not in any way interfere with the Facility Lessee's ability to obtain insurance with respect to the Undivided Interest described in Section 11.1. Any insurance payments received from policies maintained by the Facility Lessor pursuant to the previous sentence shall be retained by the Facility Lessor without reducing or otherwise affecting the Facility Lessee's obligations hereunder.

SECTION 12.    INSPECTION

     During the Facility Lease Term, each of the Owner Participant, the Facility Lessor, the Trustees, Lender and their representatives may, at reasonable times, on reasonable notice to the Facility Lessee and the Facility Operator and at their own risk and expense (except, at the expense, but not risk, of the Facility Lessee when an Event of Default, Bankruptcy Default or Payment Default has occurred and is continuing), inspect the Facility (together with the records of the Facility Operator with respect to the operations and maintenance thereof) and the Rocky Mountain Site; provided, however, that any such inspection will not interfere with the Facility Operator's or the Facility Lessee's normal commercial operation of the Facility and will be in accordance with the Facility Operator's safety and insurance programs. Upon request of the Owner Participant, the Facility Lessor, or the Lender (but no more often than annually, provided no Event of Default has occurred and is continuing), the Facility Lessee shall make available a Responsible Officer to discuss the business, financial condition or accounts of the Facility Lessee. In no event shall the Facility Lessor, the Owner Participant or the Lender have any duty or obligation to make any such inspection and such Persons shall not incur any liability or obligation by reason of not making any such inspection.

SECTION 13.    TERMINATION OPTION FOR BURDENSOME EVENTS

     Section 13.1 Election to Terminate. After the occurrence and during the continuance of any of the events specified below, the Facility Lessee shall have the right, at its option, so long as (a) no Event of Default shall have occurred and be continuing and (b) the Facility Lessee shall simultaneously exercise its election to terminate each Other Facility Lease to the extent any such event constitutes a burdensome event under the provisions of such Other Facility Lease pursuant to Section 13.1 thereof, upon at least 30 days' prior written notice to the Facility Lessor, the Trustees, the Owner Participant and the Lender, to purchase the Facility Lessor's Rocky Mountain Interest and terminate this Facility Lease on the Termination Date specified in such notice (which shall be a date occurring not more than 90 days after such notice and which, in the case of a termination in consequence of clause (c) below shall be the Termination Date identified by the Facility Sublessee in its notice to the Facility Lessee pursuant to Section 13.1 of the Facility Sublease) if:

          (i) it shall have become illegal for the Facility Lessee to continue this Facility Lease or for the Facility Lessee to make payments under this Facility Lease and the transactions contemplated by the Operative Documents cannot be restructured in a manner acceptable to the Transaction Parties;

          (ii) one or more events outside the control of the Facility Lessee shall have occurred which, will give rise to an obligation by the Facility Lessee to pay or indemnify under Section 12.1 or 12.2 of the Participation Agreement (other than costs and expenses resulting from a replacement of the Payment Undertaking Agreement pursuant to Section 17.4 of the Participation Agreement or a refinancing of the Loan Certificate pursuant to Section 15 of the Participation Agreement); provided, however, that (a) the indemnity obligation (and the underlying cost or Tax) can be avoided in whole or in part by such termination and (b) the amount of such avoided payments would exceed (on a present value basis, discounted annually at the Debt Rate, to the date of the termination) three percent of the Undivided Interest Cost. If the Owner Participant shall waive its right to, or shall arrange for payment of (without reimbursement by the Facility Lessee), amounts of indemnification payments under Section 12.1 or 12.2 of the Participation Agreement in excess of such amount as to cause such avoided payments, computed in accordance with the preceding sentence, not to exceed three percent of the Undivided Interest Cost, no such termination option in favor of the Facility Lessee shall exist; or

          (iii) the Facility Sublessee shall exercise its option to terminate the Facility Sublease pursuant to Section 13 of the Facility Sublease.

     The Facility Lessee shall not consent to independent tax counsel selected by the Facility Sublessee pursuant to paragraph (iii) of Section 13.1 of the Facility Sublease without the consent of the Owner Participant, which consent will not be unreasonably withheld. If the Facility Lessee does not give notice of its exercise of the termination option under this Section 13.1 within six months of the date the Facility Lessee receives notice or Actual Knowledge of the event or condition described above, the Facility Lessee will lose its right to terminate this Facility Lease pursuant to this Section 13.1 as a result of such event or condition.

     Section 13.2 Procedure for Exercise of Termination Option. If the Facility Lessee shall have exercised its option under Section 13.1, on the Termination Date specified in the Facility

Lessee's notice of such exercise, the Facility Lessee shall pay to the Facility Lessor (a) the higher of Fair Market Sales Value of the Facility Sublessor's Rocky Mountain Interest and Termination Value, determined as of such Termination Date, plus (b) all amounts of Supplemental Rent (including all costs and expenses of the Facility Lessor, the Trustees, the Owner Participant and the Lender and all sales, use, value added and other Taxes covered by Section 12.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 13) due and payable on or prior to the Termination Date and (c) any unpaid Basic Rent due before such Termination Date and, if such Termination Date shall be a Rent Payment Date, the Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date. Concurrently with the payment of all sums specified in this Section 13.2, (1) Basic Rent for the Undivided Interest shall cease to accrue, (2) the Facility Lessee shall cease to have any liability to the Facility Lessor with respect to the Undivided Interest, except for Supplemental Rent and other obligations (including those under Sections 12.1 and 12.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (3) the Facility Lessor shall pay all outstanding principal and accrued interest on the Loan Certificate and all other amounts due under the Loan Agreement, (4) the Facility Lessor will execute and deliver to the Facility Lessee, to be prepared (and where appropriate recorded and filed), at the Facility Lessee's cost and expense, a release or termination of this Facility Lease, (5) the Facility Lessor will transfer, pursuant to this Section 13.2, Section 6 of the Ground Sublease and Section 9 of the Head Lease, the Facility Lessor's Rocky Mountain Interest to the Facility Lessee on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Facility Lessor's Liens attributable to it accompanied by a warranty of the Owner Participant as to the absence of Owner Participant's Liens and (6) this Facility Lease shall terminate and the Facility Lessor shall cause to be discharged the Lien of the Loan Agreement and the security title of the Deed to Secure Debt and execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the cost and expense of the Facility Lessee. It shall be a condition of the termination of this Facility Lease pursuant to this Section 13, that the Facility Lessee shall pay all amounts it is obligated to pay under this Section 13.2 and all other amounts due by the Facility Lessee under this Facility Lease and the other Operative Documents.

SECTION 14.    TERMINATION FOR OBSOLESCENCE

     Section 14.1 Termination. Upon at least 270 days' prior written notice to the Facility Lessor, the Owner Trustee, the Owner Participant and the Lender, which notice shall contain the certification by the Board of Directors of the Facility Sublessee required by Section 14.1 of the Facility Sublease to the effect that the Undivided Interest is economically or technologically obsolete or that the Undivided Interest is surplus to the Facility Sublessee's needs, the Facility Lessee shall have the option, so long as no Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing, to terminate this Facility Lease on any Termination Date occurring on or after the fifth anniversary of the Closing Date (the "Obsolescence Termination Date") on the terms and conditions set forth in this Section 14.

     Section 14.2 Solicitation of Offers. If the Facility Lessee shall give the Facility Lessor notice pursuant to Section 14.1 and the Facility Lessor shall not have elected to retain the Facility Lessor's Rocky Mountain Interest pursuant to Section 14.3 hereof, the Facility Lessee may, as non-exclusive agent for the Facility Lessor, use its best efforts to obtain bids for the cash purchase of the Facility Lessor's Rocky Mountain Interest. The Facility Lessor shall also have the right to obtain bids for the cash purchase of the Facility Lessor's Rocky Mountain Interest either directly or through agents other than the Facility Lessee. At least 120 days prior to the Obsolescence Termination Date the Facility Lessee shall certify to the Facility Lessor each bid or offer, the amount and terms thereof and the name and address of the party (which shall not be the Facility Lessee, any cooperative member of Oglethorpe or any Affiliate of any thereof) submitting such bid or offer.

     Section 14.3 Right of Facility Lessor to Retain the Facility Lessor's Rocky Mountain Interest. The Facility Lessor may irrevocably elect to retain, rather than sell, the Facility Lessor's Rocky Mountain Interest by giving notice to the Facility Lessee at least 90 days prior to the Obsolescence Termination Date. If the Facility Lessor elects to retain the Facility Lessor's Rocky Mountain Interest pursuant to this Section 14.3, on the Obsolescence Termination Date (a) the Facility Lessee shall pay to the Facility Lessor all Supplemental Rent (including all costs and expenses of the Facility Lessor, the Trustees, the Owner Participant and the Lender and all sales, use, value added and other Taxes covered by Section 12.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 14.3) due and payable on such Obsolescence Termination Date and (b) the Facility Lessee shall pay to the Facility Lessor any unpaid Basic Rent due before such Obsolescence Termination Date and, if such Obsolescence Termination Date shall be a Rent Payment Date, the Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date, but shall not be required to pay Termination Value. Concurrently with the payment of all sums required to be paid pursuant to this
Section 14.3, (i) Basic Rent for the Undivided Interest shall cease to accrue,
(ii) the Facility Lessee shall cease to have any liability hereunder to the Facility Lessor with respect to the Undivided Interest, except for Supplemental Rent and other obligations (including, without limitation, those under Sections
12.1 and 12.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iii) the Facility Lessor shall pay all outstanding principal and accrued interest on the Loan Certificate and all other amounts due under the Loan Agreement, (iv) the Facility Lessee will return the Undivided Interest to the Facility Lessor in accordance with Section 5.1, and
(v) this Facility Lease shall terminate and the Facility Lessor shall cause to be discharged the Lien of the Loan Agreement and the security title of the Deed to Secure Debt and execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the cost and expense of the Facility Lessee. It shall be a condition to the termination of this Facility Lease pursuant to this Section 14.3, that the Facility Lessee shall pay all amounts that it is obligated to pay under this Section 14.3 and all other amounts due by the Facility Lessee under this Facility Lease and the other Operative Documents.

     Section 14.4 Procedure for Exercise of Termination Option. If the Facility Lessor has not elected to retain the Undivided Interest in accordance with
Section 14.3 hereof, on the Obsolescence Termination Date the Facility Lessor shall sell the Facility Lessor's Rocky Mountain Interest under this Section 14.4, Section 6 of the Ground Sublease and Section 9 of the Head Lease to the bidder or bidders (which shall not be the Facility Lessee, Oglethorpe or a cooperative member of Oglethorpe or any Affiliate of any of the foregoing), that shall have submitted the highest cash bid or bids with respect to the Facility Lessor's Rocky Mountain Interest, and the Facility Lessee shall certify to the Facility Lessor and the Owner Participant that such buyer is not the Facility Lessee, Oglethorpe or a cooperative member of Oglethorpe or any Affiliate of any of the foregoing. On the Obsolescence Termination Date, the Facility Lessee shall pay to the Facility Lessor (a) the excess, if any, of Termination Value determined as of such Obsolescence Termination Date over the total sale price for the Facility Lessor's Rocky Mountain Interest paid to or retained by the Facility Lessor, without deduction from the sale price of the expenses, if any, incurred by the Facility Lessee, the Facility Lessor, the Owner Participant and the Lender in connection with such sale, plus (b) any unpaid Basic Rent due before such Obsolescence Termination Date and, if such Obsolescence Termination Date shall be a Rent Payment Date, any Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date, and (c) all amounts of Supplemental Rent (including all costs and expenses of the Facility Lessor, the Trustees, the Owner Participant and the Lender and all sales, use, value added and other Taxes covered by Section 12.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section
14) due and payable on such Obsolescence Termination Date. Concurrently with the payment of all sums required to be paid pursuant to this Section 14.4, (i) Basic Rent for the Undivided Interest shall cease to accrue, (ii) the Facility Lessee shall cease to have any liability hereunder to the Facility Lessor with respect to the Undivided Interest, except for Supplemental Rent and other obligations (including Sections 12.1 and 12.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iii) the Facility Lessor will prepay the Loan Certificate pursuant to Section 10 of the Loan Agreement, (iv) the Facility Lessor will transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Facility Lessor and prepared and recorded at the Facility Lessee's expense) the Facility Lessor's Rocky Mountain Interest under this Section 14.4, Section 6 of the Ground Sublease and Section 9 of the Head Lease to the purchaser on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Facility Lessor's Liens accompanied by a warranty by the Owner Participant as to the absence of Owner Participant's Liens and (v) this Facility Lease shall terminate and the Facility Lessor shall cause to be discharged the Lien of the Loan Agreement and the security title of the Deed to Secure Debt and execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the cost and expense of the Facility Lessee. Unless the Facility Lessor shall have elected to retain the Undivided Interest pursuant to Section 14.3 or the Facility Lessor with the consent of the Facility Lessee shall have entered into a legally binding contract to sell the Facility Lessor's Rocky Mountain Interest, the Facility Lessee may, at its election, revoke its notice of termination on at least 30 days' prior notice to the Facility Lessor, the Trustees, the Owner Participant and the

Lender in which event this Facility Lease shall continue with respect to the Undivided Interest; provided, however, that a notice of termination may be revoked on not more than two occasions during the Facility Lease Term and the Facility Lessee shall not be permitted to initiate a notice to terminate pursuant to Section 14.1 following a second revocation in accordance with this sentence. The Facility Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Facility Lessee to obtain bids or otherwise take any action in arranging any such sale of the Facility Lessor's Rocky Mountain Interest other than, if the Facility Lessor has not elected to retain the Undivided Interest, to transfer the Facility Lessor's Rocky Mountain Interest in accordance with clause (iv) of the second preceding sentence. It shall be a condition of the Facility Lessor's obligation to consummate a sale of the Facility Lessor's Rocky Mountain Interest that the Facility Lessee shall pay all amounts it is obligated to pay under this Section 14.4. If no sale shall occur on the Obsolescence Termination Date, the notice of termination shall be deemed revoked and this Facility Lease shall continue as to the Undivided Interest in full force and effect in accordance with its terms. The Facility Lessee will be obligated to pay any expenses or damages of the Facility Lessor or the Owner Participant resulting from the failure to consummate a sale of the Facility Lessor's Rocky Mountain Interest for any reason other than the bad faith or willful misconduct by the Facility Lessor or the Owner Participant.

SECTION 15.    END OF BASIC TERM OPTIONS

     Section 15.1 The Facility Lessee's Purchase and Return Options. Unless this Facility Lease shall have been previously terminated pursuant to Section 10, 13, 14, 17 or 18 hereof, at any time not more than forty-eight months nor less than eighteen months prior to the Expiration Date, the Facility Lessee shall have the option, upon giving written notice to the Facility Lessor and the Owner Participant, (A) to irrevocably elect to purchase the Undivided Interest on the Expiration Date for the Purchase Option Price in accordance with this Section
15.1 (the "Purchase Option") or (B) to irrevocably elect to return the Undivided Interest to the Facility Lessor in accordance with Section 5 (the "Return Option"). If the Facility Lessee shall have elected the Return Option, on the Expiration Date it shall return the Undivided Interest to the Facility Lessor in accordance with the provisions of Section 5 of this Facility Lease. If the Facility Lessee shall have exercised the Purchase Option, the Facility Lessee shall become unconditionally obligated to pay (a) on the Expiration Date (i) the initial installment of the Purchase Option Price in the amount of $302,435,484.77 (which installment, in any event, shall be at least equal to the outstanding principal balance of the Loan Certificate on the Expiration Date),
(ii) all amounts of Supplemental Rent (including, without limitation, all costs and expenses of the Facility Lessor, the Trustees, the Owner Participant and the Lender and all sales, use, value added and other Taxes covered by Section 12.2 of the Participation Agreement associated with the Purchase Option) due and payable on the Expiration Date, and (iii) any unpaid Basic Rent due before the Expiration Date and the Basic Rent due and payable on the Expiration Date and
(b) subsequent installments of the Purchase Option Price in the amounts and on the dates set forth below:

                       Date                       Amount
                       ----                       ------
                     4/15/2027                $ 38,600,899.58
                     6/15/2027                $ 38,600,899.58
                     9/15/2027                $ 38,600,899.58
                     12/15/2027               $ 38,600,899.58

The covenant to pay the subsequent installments of the Purchase Option Price in accordance with the preceding sentence shall survive the termination of this Facility Lease. The Qualifying Equity Funding Agreement shall continue to secure the Facility Lessee's obligation to pay the subsequent installments of the Purchase Option Price and this covenant shall also survive the termination of this Facility Lease. Concurrently with the payment of the sums specified in clause (a) of this Section 15.1 (w) Basic Rent for the Undivided Interest shall cease to accrue, (x) the Facility Lessee shall cease to have any liability to the Facility Lessor with respect to the Undivided Interest, except for Supplemental Rent and other obligations (including those under Sections 12.1 and 12.2 of the Participation Agreement and the additional installments of the Purchase Option Price payable in accordance with the third sentence of this
Section 15.1) surviving pursuant to the express terms of any Operative Document,
(y) the Facility Lessor will, by documents and instruments in form and substance reasonably satisfactory to the Facility Lessee, transfer the Facility Lessor's Rocky Mountain Interest to the Facility Lessee in accordance with this Section 15.1, Section 6 of the Ground Sublease and Section 9 of the Head Lease on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Facility Lessor's Liens or Owner Participant's Liens and (z) this Facility Lease shall terminate and the Facility Lessor shall cause to be discharged the Lien of the Loan Agreement and the security title of the Deed to Secure Debt and execute and deliver appropriate releases and all other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee. If the Facility Lessee shall fail to exercise the Purchase Option or the Return Option by the date eighteen months prior to the Expiration Date, it will be deemed to have elected the Return Option on such date eighteen months prior to the Expiration Date.

     Section 15.2 The Facility Lessor's Replacement Lease Option and Renewal Term Option. If (i) this Facility Lease shall not have been previously terminated pursuant to Section 10, 13, 14, 17 or 18 hereof, and (ii) the Facility Lessee shall have elected, or be deemed to have elected, the Return Option pursuant to Section 15.1, the Facility Lessor shall elect either to sublease the Facility Lessor's interest in the Undivided Interest to a new, third party lessee in accordance with Section 15.3 (the "Replacement Lease Option") or to cause the Facility Lessee to renew this Facility Lease for a renewal term in accordance with Section 15.4 (the "Renewal Term Option") or to cause the Facility Lessee to return the Undivided Interest to the Facility Lessor in accordance with Section 15.6 (the "Retention Option"). If the Facility Lessor shall fail to make any election by the date 30 days prior to the Expiration Date or shall elect the Replacement Lease Option and a Replacement Facility Lease shall not be executed with a Replacement Facility Lessee in accordance with Section 15.3 on or prior to the Expiration Date, the Facility Lessor will be deemed to have elected the Renewal Term Option and the Facility Lessee will be obligated to comply with
Section 15.4 hereof.

     Section 15.3 Procedure for Replacement Lease Option. (a) If the Facility Lessor shall have elected the Replacement Lease Option pursuant to Section 15.2, the Facility Lessor shall cause a Replacement Facility Lessee acceptable to it to enter into a replacement lease of the Undivided Interest (a "Replacement Facility Lease") with the Facility Lessor. The rent payable under any Replacement Facility Lease and all terms and conditions of such Replacement Facility Lease shall be as agreed among the Owner Participant, the Replacement Facility Lessee and any party making a Loan Extension pursuant to Section 15.5.

     (b) The obligation by the Facility Lessor and the Owner Participant to enter into or accept, as the case may be, a Replacement Facility Lease and to consummate the Replacement Lease Option shall be subject to the fulfillment or waiver, on or before the Expiration Date, to the satisfaction of each such Person of the following conditions precedent:

          (i) each such Person shall have received such documents or other evidence as it shall reasonably have requested with respect to the prospective Replacement Facility Lessee to establish the taking of all requisite corporate or other similar actions and proceedings in connection therewith;

          (ii) each such Person shall have received an opinion of counsel for the Replacement Facility Lessee which counsel and opinion shall be reasonably acceptable to each such Person, (A) to the effect that the Replacement Facility Lease and each other agreement to which the Replacement Facility Lessee is a party in connection with such Replacement Facility Lease have been duly authorized, executed and delivered by the Replacement Facility Lessee and constitute the legal, valid and binding obligations of the Replacement Facility Lessee and (B) covering such other matters incident to such Replacement Facility Lease arrangement as each such Person may reasonably request;

          (iii) the Owner Participant shall have received an opinion from counsel for the Facility Lessor, which counsel and opinion shall be reasonably acceptable to the Owner Participant, to the effect that the Replacement Facility Lease and each other agreement to which the Facility Lessor is a party in connection with such Replacement Facility Lease have been duly authorized, executed and delivered by the Facility Lessor and constitute legal, valid and binding obligations of the Facility Lessor, and covering such other matters incident to the transactions contemplated by such Replacement Facility Lease arrangement as the Owner Participant may reasonably request;

          (iv) the Owner Participant shall have received the following, in each case in form and substance reasonably satisfactory to it:

               (A) an incumbency certificate of the Replacement Facility Lessee regarding the officers of the Replacement Facility Lessee authorized to execute and deliver the documents referred to in this Section 15.3 to which it is a party and any other documents or agreements delivered in connection therewith;

               (B) certified copies of all documents evidencing the corporate (or similar) actions of the Replacement Facility Lessee including, without limitation, resolutions of the board of directors of the Replacement Facility Lessee duly authorizing the execution, delivery and performance by the Replacement Facility Lessee of each of the documents referred to in this Section 15.3 to which it is a party and the transactions contemplated thereby;

               (C) certified copies of the by-laws and certificate of incorpora-tion (or comparable organizational or governing documents) of the Replacement Facility Lessee; and

               (D) such other agreements (including, if deemed necessary by the Owner Participant, appropriate amendments to the Rocky Mountain Agreements), documents, certifications and opinions as the Owner Participant shall reasonably determine are necessary or appropriate in connection with the consummation of such Replacement Facility Lease;

          (v) the Replacement Facility Lease shall be duly executed and delivered by the Replacement Facility Lessee and shall have been approved by any relevant federal or state regulatory agency or agencies, if and to the extent required by Applicable Law, and such other recordings, filings, financing statements, continuation statements or other instruments shall have been filed or made and all other actions shall have been taken as are necessary or desirable in the opinion of the Owner Participant and the Facility Lessor to maintain all of the Facility Lessor's right, title and interest in and to the Facility Lessor's Rocky Mountain Interest; and

          (vi) all other matters and proceedings taken in connection with such transaction shall be reasonably satisfactory to the Owner Participant and the Facility Lessor.

     (c) The Facility Lessor agrees to pay or reimburse, or cause to be paid or reimbursed, on an After-Tax Basis, within 30 Business Days of the date of demand, all costs and expenses, including reasonable legal fees and expenses incurred by the Facility Lessor, the Trustees, the Lender, the Payment Undertaking Issuer, any Person making a Loan Extension on the Expiration Date and the Facility Lessee, in connection with the implementation of the Replacement Lease Option, whether or not any such transactions are consummated.

     (d) The Facility Lessee shall deliver the Undivided Interest to the Replacement Facility Lessee on the Expiration Date in accordance with Section 5 and shall pay all accrued and unpaid Rent through and including the Expiration Date.

     Section 15.4 Procedure for Renewal Term Option.

     (a) If the Facility Lessor shall have elected the Renewal Term Option, or if the Renewal Term Option shall be deemed to have been elected pursuant to
Section 15.2, the term of this Facility Lease will be extended for a renewal term that begins on the Expiration Date and extends for a period of 16 years, or such shorter period as may be acceptable to the Owner Participant and extends beyond the final maturity of the Loan or any Loan Extension (the "Renewal Term") made in accordance with the provisions of Section 15.5 and the Facility Lessee will arrange for a Loan Extension in accordance with Section 15.5. Termination Values during the Renewal Term will be as set forth on Schedule 2 to this Facility Lease as such amounts may be adjusted as provided in this Facility Lease; provided, that, notwithstanding anything to the contrary set forth herein, the amounts of such Termination Values during the Renewal Term, together with any Basic Rent payable on any Termination Date during the Renewal Term, shall never be less than the scheduled outstanding principal amount of, and accrued interest scheduled to be payable on, the Loan Extension on the date on which such Termination Values are payable.

     (b) The schedule of Basic Rent for the Renewal Term set forth in Schedule 1 shall be adjusted in accordance with the same assumptions and methodology originally employed by the Owner Participant in determining the Net Economic Return, so as to preserve Net Economic Return as provided in Section 3.4 and, to the extent consistent therewith, minimize the net present value of Basic Rent for the Renewal Term:

          (i) during the Basic Term in any circumstance in which Basic Rent, Termination Values and the Purchase Option Price are adjusted pursuant to
     Section 3.4 of the Facility Lease;

          (ii) on or prior to the Expiration Date, to reflect an adjustment in the interest expense (and related tax consequences) on the Loan or any Loan Extension from the interest rate on the Loan Certificate; and

          (iii) to reflect any amounts included in income by the Owner Participant at the end of the Basic Term (and future correlative tax benefits) resulting from any Modifications made during the Basic Term;

and, in the case of any such adjustment to the schedule of Basic Rent set forth on Schedule 1, (A) the amount of Basic Rent payable on the Rent Payment Dates set forth in Schedule 1 (as adjusted in accordance with this paragraph (b) of this Section 15.4) shall never be less than the amounts of principal and interest scheduled to be payable under the Loan (including the Reset Interest
Rate) or the Loan Extension on such date and (B) the schedule of Termination Values set forth on Schedule 2 shall be appropriately adjusted in the same manner as provided above in this paragraph (b) of this Section 15.4 in respect of adjustments to the schedule of Basic Rent. Notwithstanding the foregoing or any other provision of this Section 15.4, any Termination Value payable during the Renewal Term shall in all circumstances and in all events be an amount which, together with any Basic Rent then due, will be at least sufficient to pay in full as of any date of determination the aggregate principal amount of the Loan or any Loan Extension at the time scheduled to be outstanding, together with all unpaid interest thereon scheduled to be due at such time.

     (c) If the Facility Lessor elects the Renewal Term Option, the Facility Lessee shall:

          (i) provide the Owner Participant with undertakings, opinions and certificates comparable to those delivered to it on the Closing Date and covering other matters with respect to the Facility Lessee, the Facility, the Rocky Mountain Site and the Operative Documents, in form and substance satisfactory to it; and

          (ii) provide the Facility Lessor collateral security for its obligation to pay Basic Rent and Termination Value during a Renewal Term acceptable to the Owner Participant in the Owner Participant's sole judgment.

     (d) If on the Expiration Date, the Facility Lessee is unable to arrange for a Loan Extension in accordance with Section 15.5(a), the Facility Lessee may exercise the Purchase Option in accordance with Section 15.1 (except that the Facility Lessee's purchase of the Undivided Interest may be consummated on the Business Day next following the Expiration Date so long as the Facility Lessee shall pay interest on the initial installment of the Purchase Option Price to (but not including) such Business Date at the Overdue Rate.

     (e) The Facility Lessee shall pay or reimburse, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred by the Facility Lessor, the Owner Participant, the Trustees, the Lender and any third party lender in connection with the exercise of the Renewal Term Option, including, without limitation, the costs and expenses in connection with the Loan Extension, whether or not any of such transactions are consummated.

     Section 15.5 Loan Extension.

     (a) If the Facility Lessor shall have elected or shall have been deemed to have elected the Renewal Term Option, the Facility Lessee shall (x) satisfy the requirements of Section 15.4(c) (ii) and (y) arrange a Loan Extension from one or more third parties. If the Facility Lessee has exercised reasonable efforts to arrange for a Loan Extension with third party lenders and if third party lenders cannot be arranged for 100% of the principal amount of the Loan Certificate then outstanding under the Loan Agreement, the Facility Lessee at the request of the Facility Lessor or the Owner Participant shall purchase up to 49% of the principal amount of the Loan Certificate then outstanding under the Loan Agreement from the Lender in accordance with Section 2.11 of the Loan Agreement. Loan Certificates purchased by the Facility Lessee pursuant to the preceding sentence shall be secured on a pari passu basis with all other outstanding Loan Certificates other than with respect to the granting of consents, waivers or amendments or exercising remedies following a default under the security documents securing the Loan Certificates.

     (b) If the Facility Lessor shall have elected the Replacement Lease Option, the Facility Lessor shall arrange for a Loan Extension, provided that if on the last day of the Basic Term a Replacement Facility Lessee shall be prepared to enter into a Replacement Facility Lease but the Facility Lessor has not been able to arrange for a Loan Extension by such date, the Facility Lessee at the request of the Facility Lessor or the Owner Participant shall purchase the Loan Certificate from the Lender in accordance with Section 2.11 of the Loan Agreement.

     Section 15.6 Procedure for Retention Option. If the Facility Lessor shall have elected the Retention Option:

          (i) Facility Lessor shall arrange, in a manner acceptable to the Lender in its sole discretion, for the payment or prepayment in full of the principal amount of the Loan Certificate outstanding on the Expiration Date plus accrued interest thereon and all other amounts due under the Loan Agreement;

          (ii) in the event the condition in clause (i) above has not been satisfied on or before the 30th day prior to the Expiration Date, Facility Lessor shall be deemed to have elected the Renewal Term Option; and

          (iii) the Facility Lessee shall deliver the Undivided Interest to the Facility Lessor on the Expiration Date in accordance with Section 5 and shall pay all unpaid Rent through and including the Expiration Date and all other amounts due and payable under the Operative Documents.


SECTION 16.    EVENTS OF DEFAULT

     The following events shall constitute "Event of Defaults" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):

     (a) the Facility Lessee shall fail to make any payment of Basic Rent or the Purchase Option Price within five Business Days after the same shall have become due; or

     (b) the Facility Lessee shall fail to make any payment of Termination Value required by Section 10, 13 or 14 within ten Business Days after the same shall have become due; or

     (c) the Facility Lessee shall fail to make any payment of Supplemental Rent (other than the Purchase Option Price or as described in clause (b) of this Section 16), after the same shall have become due and such failure shall continue unremedied for a period of 30 Business Days after receipt by the Facility Lessee of written notice of such failure from the Facility Lessor, the Owner Participant or the Lender; or

     (d) any representation or warranty made by the Facility Lessee in the Operative Documents or any written certificate shall be untrue, inaccurate or misleading in any material respect and, if capable of remedy, no action to cure has commenced within 30 days after notice or, if such action has been taken and the Facility Lessee is diligently pursuing such cure, such action has not succeeded within a period of 180 days after such notice; or

     (e) the Facility Lessee shall have failed to perform or observe any covenant, obligation or agreement to be performed or observed by it under any Operative Document (other than any covenant, obligation or agreement contained in Section 16 of the Participation Agreement or any covenants, obligations or agreements referred to in clauses (a), (b), (c), (f), (g) and (h) of this
Section 16) in any material respect and, if capable of remedy, no action to cure has commenced within 30 days after notice or, if such action has been taken and the Facility Lessee is diligently pursuing such cure, such action has not succeeded within a period of 180 days after such notice; provided, however, that in the case of the Facility Lessee's obligation set forth in the first sentence of Section 7.1 of this Facility Lease as it relates to compliance with Applicable Law, if, to the extent and for so long as, a test, challenge, appeal or proceeding for review of such compliance shall be prosecuted in good faith by the Facility Lessee, the Facility Sublessee or the Facility Operator, the failure by the Facility Lessee to comply with such requirement shall not constitute an Event of Default hereunder if, but only if, such test, challenge, appeal or proceeding shall not involve any danger of (i) the foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, any part of the Facility, the Rocky Mountain Site or the impairment of the use, operation or maintenance of the Facility, or the Rocky Mountain Site in any material respect or the value, utility or useful life of the Facility or the Rocky Mountain Site, or (ii) the loss of the security interest of the Lender in the Collateral and the Property, or (iii) any criminal liability being incurred or any material adverse effect on, the Facility Lessor, the Owner Trustee, the Owner Participant or the Lender in the reasonable opinion of such Person including, without limitation, subjecting the Facility Lessor, the Owner Participant, the Owner Trustee or the Lender to regulation as a public utility under Applicable Law; and provided, further, in the case of the Facility Lessee's obligation set forth in the first sentence of Section 7.1 of this Facility Lease as it relates to compliance with Applicable Law, if the noncompliance is not of a type that can be immediately remedied, the failure to comply shall not be an Event of Default hereunder if the

Facility Lessee is taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not involve any danger in the reasonable opinion of such Person described in clause (i), (ii) or (iii) of the preceding proviso; and provided, further, such noncompliance, or such test, challenge, appeal or proceeding to review shall not, unless the Facility Lessee has irrevocably elected the Purchase Option pursuant to Section 15.1, extend beyond a date that is 18 months prior to the Expiration Date; or

     (f) the Facility Lessee shall fail to observe or perform its obligation to maintain the insurance required by Section 11 or its obligations under Section 5; or

     (g) the Expiration Date shall occur and none of the following transactions shall have been completed:

          (i) exercise of the Purchase Option and payment by the Facility Lessee of all amounts required by Section 15.1; or

          (ii) exercise of the Renewal Term Option, arranging either a Loan Extension or a purchase or refinancing of the Loan Certificate in accordance with Section 15.5(a) and payment by the Facility Lessee of all amounts it is required to pay under Section 15.4, or

          (iii) exercise of the Replacement Lease Option and arranging either a Loan Extension or a purchase or refinancing of the Loan Certificate in accordance with Section 15.5(b) and payment by the Facility Lessee of all amounts it is required to pay under Section 15.2; or

          (iv) exercise of the Retention Option and payment by the Facility Lessor and the Facility Lessee of all amounts required by Section 15.6; or

     (h) the Facility Lessee shall have failed to observe or perform its obligation set forth in Section 9.2, 9.3, 9.6 or 9.10 of the Participation Agreement and the Owner Participant shall have given written notice to the Facility Lessee and the Facility Lessor declaring an Event of Default under this paragraph (h); or

     (i) an Event of Default under the Facility Sublease shall have occurred and be continuing; or

     (j) the Facility Lessee shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) fail to pay its debts generally as they become due or admit in writing its inability to do so or take any corporate steps with respect to the foregoing; or

     (k) an involuntary case or other proceeding shall be commenced against the Facility Lessee seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Facility Lessee; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

     (l) the Facility Lessee shall have failed to observe or perform its obligations set forth in Section 9.8 of the Participation Agreement and the Facility Lessee shall not cure such failure within 5 days after notice from the Facility Lessor, the Owner Participant or the Lender; or

     (m) the qualifying Equity Funding Agreement or the AIG Guaranty in the case of the AIG Equity Funding Agreement (or the Qualifying Letter of Credit in replacement thereof) shall cease to be the valid and enforceable obligations of the issuer thereof; or

     (n) the Facility Lessee shall fail to comply with Section 9.13 of the Participation Agreement.

SECTION 17.    REMEDIES

     Section 17.1 Remedies for Event of Default. Subject to Section 3.7 with respect to the Events of Default set forth in clauses (a) and (b) of Section 16, upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, this Facility Lease shall automatically be deemed to be in default without the need for giving any notice (the giving of which is waived to the fullest extent permitted by Applicable Law); and at any time thereafter, so long as the Facility Lessee shall not have remedied all outstanding Events of Default, the Facility Lessor may do one or more of the following as the Facility Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

     (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Lessee, at the Facility Lessee's sole cost and expense, of the applicable covenants and terms of this Facility Lease, provided, however, that the liquidated damages amount set forth in paragraphs (e) and (f) below shall be the sole and exclusive monetary damages remedy available to the Facility Lessor for an Event of Default;

     (b) by notice in writing to the Facility Lessee, terminate this Facility Lease and the Facility Lessee's Rocky Mountain Interest whereupon all right of the Facility Lessee to the possession and use of the Undivided Interest under this Facility Lease shall absolutely cease and terminate but the Facility Lessee shall remain liable as hereinafter provided; and thereupon, the Facility Lessor may demand that the Facility Lessee, and the Facility Lessee shall, upon written demand of the Facility Lessor and at the Facility Lessee's expense, forthwith return possession of the Undivided Interest to the Facility Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of Section 5, except those provisions relating to periods of notice; and the Facility Lessor may thenceforth hold, possess and enjoy the same free from any right of the Facility Lessee, or its successor or assigns, to use the Undivided Interest for any purpose whatever;

     (c) sell the Facility Lessor's Rocky Mountain Interest at public or private sale, as the Facility Lessor may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if the Facility Lessor elects to exercise its rights under said paragraph and by Applicable Law), in which event the Facility Lessee's obligation to pay Basic Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under paragraph (f) below if the Facility Lessor elects to exercise its rights under said paragraph); provided, however, that if the Facility Lessor shall have exercised its rights under this paragraph (c), the Facility Lessor may not exercise any remedy set forth in paragraph (e) of this Section 17.1;

     (d) hold, keep idle or lease to others the Facility Lessor's Rocky Mountain Interest as the Facility Lessor in its sole discretion may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Facility Lessee's obligation to pay Basic Rent with respect to the Undivided Interest due for any periods subsequent to the date upon which the Facility Lessee shall have been deprived of possession and use of the Undivided Interest pursuant to this Section 17 shall be reduced by the net proceeds, if any, received by the Facility Lessor from leasing the Facility Lessor's Rocky Mountain Interest to any Person other than the Facility Lessee;

     (e) whether or not the Facility Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (b) above with respect to the Facility Lessee's Rocky Mountain Interest, the Facility Lessor, by written notice to the Facility Lessee specifying a Termination Date that shall be not earlier than 10 days after the date of such notice, may demand that the Facility Lessee pay to the Facility Lessor, and the Facility Lessee shall pay to the Facility Lessor, on the Termination Date specified in such notice, any unpaid Basic Rent due before such Termination Date and, if such Termination Date shall be a Rent Payment Date, any Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date, any Supplemental Rent due and payable as of the payment date specified in such notice, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due after the Termination Date specified in such notice), (i) an amount equal to the excess, if any, of the Termination Value computed as of the Termination Date specified in such notice over the Fair Market Sales Value of the Facility Lessor's Rocky Mountain Interest as of the Termination Date specified in such notice; or (ii) an amount equal to the Termination Value computed as of the Termination Date specified in such notice and, upon payment of such Termination Value by the Facility Lessee pursuant to this clause (ii) and all other Rent then due and payable by the Facility Lessee, the Facility Lessor will forthwith transfer to the Facility Lessee in accordance with this
Section 17.1(e), Section 6 of the Ground Sublease and Section 9 of the Head Lease on an "as is", "where is" and "with all faults" basis, without representation or warranty other than a warranty as to the absence of Facility Lessor's Liens accompanied by a warranty of the Owner Participant as to the absence of the Owner Participant's Liens, all of its interest in the Facility Lessor's Rocky Mountain Interest and execute, acknowledge and deliver, and record and file (as appropriate), appropriate releases and all other documents or instructions necessary or desirable to effect the foregoing all in form and substance reasonably satisfactory to the Facility Lessor and at the cost and expense of the Facility Lessee, and upon payment of such amounts under either clauses (i) and (ii) of this paragraph (e), this Facility Lease, and the Facility Lessee's obligation to pay Basic Rent hereunder due for any periods subsequent to the date of such payment shall terminate;

     (f) if the Facility Lessor shall have sold the Facility Lessor's Rocky Mountain Interest pursuant to paragraph (c) above, the Facility Lessor may, if it shall so elect, demand that the Facility Lessee pay to the Facility Lessor, and the Facility Lessee shall pay to the Facility Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for any periods subsequent to the date of such sale), an amount equal to (A) any unpaid Basic Rent due before the date of such sale and, (B)(i) if that date is a Rent Payment Date, the Basic Rent due on that date (to the extent payable in arrears), or, (ii) if that date is not a Rent Payment Date or a Termination Date, the daily equivalent of Basic Rent (to the extent payable in arrears) for the period from the preceding Termination Date to the date of such sale, plus
(C) the amount, if any, by which the Termination Value computed as of the Termination Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date or a Termination Date then computed as of such date, exceeds the net proceeds of such sale, and, upon payment of such amount, this Facility Lease and the Facility Lessee's obligation to pay Basic Rent for any periods subsequent to the date of such payment shall terminate; or

     (g) the Facility Lessor may draw upon, or foreclose on, the Qualifying Equity Funding Agreement, and realize upon any other credit support provided to the Facility Lessor for the benefit of the Owner Participant only by the Facility Lessee, including the Facility Sublease and the Qualifying Sublease Surety Bond, and the payment of the proceeds of the Qualifying Equity Funding Agreement shall reduce the Facility Lessee's obligation to pay Termination Value to the extent of any such proceeds received by the Facility Lessor.

     In addition, the Facility Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, during or after the exercise of any of the foregoing remedies (and for damages in an amount equal to such Rent which would otherwise have accrued after eviction of the Facility Lessee or other termination of the leasehold created hereby pursuant to or in the course of the Facility Lessor's exercise of such remedies), and, on an After-Tax Basis, for legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Facility Lessor's remedies with respect thereto, including the repayment in full of any costs and expenses necessary to be expended in connection with the return of the Undivided Interest in accordance with Section 5.2 hereof, including, without limitation, any costs and expenses incurred by the Trustees, the Owner Participant or the Lender in connection with retaking constructive possession of, or in repairing, the Undivided Interest in order to cause it to be in compliance with all maintenance standards imposed by this Facility Lease. The provisions of this Section 17.1 shall survive the termination for any reason whatsoever of this Facility Lease and the termination or cancellation for any reason whatsoever of the Facility Lessee's leasehold estate in the Undivided Interest.

     Section 17.2 Cumulative Remedies. The remedies in this Facility Lease provided in favor of the Facility Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity; and the exercise or beginning of exercise by the Facility Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Facility Lessor of any or all of such other remedies, provided, however, that the liquidated damages amount set forth in paragraphs (e) and (f) above, shall be the sole and exclusive money damages remedy available to the Facility Lessor for an Event of Default. To the extent permitted by Applicable Law, the Facility Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Facility Lessor to sell, lease or otherwise use the Undivided Interest or any Component thereof in mitigation of Facility Lessor's damages as set forth in this Section 17 or which may otherwise limit or modify any of Facility Lessor's rights and remedies in this Section 17.

     Section 17.3 No Delay or Omission to be Construed as Waiver. No delay or omission to exercise any right, power or remedy accruing to the Facility Lessor upon any breach or default by the Facility Lessee under this Facility Lease shall impair any such right, power or remedy of the Facility Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

SECTION 18.    TERMINATION OPTIONS FOR APPEAL OF FERC ORDERS.

     Section 18.1 Options to Terminate. If, on or prior to February 1, 1997, (a) an appeal or request for rehearing shall be filed (including by post-order intervention) of the FERC Order, the Facility Lessee shall forthwith give notice of such appeal or request for rehearing to the Facility Lessor. If such an appeal or request for rehearing shall be filed, the Facility Lessor and the Facility Lessee shall each have the option to terminate this Facility Lease on the next Termination Date occurring at least ten days following such notice on the terms set forth in this Section 18 by giving not less than three Business Day's prior written notice to the Facility Lessor or the Facility Lessee (as the case may be), the Owner Trustee, the Owner Participant and the Lender, such notice to be given not later than March 2, 1997. If the Facility Lessor or the Facility Lessee shall exercise its option provided by this Section 18.1 by giving the notice contemplated by the preceding sentence, the Facility Lessee shall acquire the Facility Lessor's Rocky Mountain Interest for the Termination Value determined as of the Termination Date specified in such notice and this Facility Lease shall terminate on such Termination Date. The Facility Lessee shall be permitted to exercise the option provided in this Section 18 only if the Facility Lessee shall simultaneously exercise the termination option provided by Section 18 of each of the Other Facility Leases.

     Section 18.2 Procedure for Exercise of Termination Options. If the Facility Lessor or the Facility Lessee shall have exercised its option under Section 18.1, on the Termination Date specified in the Facility Lessor's or the Facility Lessee's notice of such exercise, the Facility Lessee shall pay to the Facility Lessor (a) the Termination Value determined as of such Termination Date, plus
(b) all amounts of Supplemental Rent (including all costs and expenses of the Facility Lessor, the Owner Trustee, the Owner Participant and the Lender and all sales, use, value added and other Taxes covered by Section 12.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 18) due and payable on or prior to the Termination Date, and (c) any unpaid Basic Rent due before such Termination Date and, if such Termination Date shall be a Rent Payment Date, the Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date. Concurrently with the payment of all sums specified in this Section 18.2, (1) Basic Rent for the Undivided Interest shall cease to accrue, (2) the Facility Lessor shall cease to have any liability to the Facility Lease with respect to the Undivided Interest, except for Supplemental Rent and other obligations (including those under Sections 12.1 and 12.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (3) the Facility Lessor shall pay all outstanding principal and accrued interest on the Loan Certificate and all other amounts due under the Loan Agreement, (4) the Facility Lessor will execute and deliver to the Facility Lessee, to be prepared (and where appropriate recorded and filed), at the Facility Lessee's cost and expense, a release or termination of this Facility Lease, (5) the Facility Lessor will transfer, pursuant to this Section 18.2, Section 6 of the Ground Sublease and Section 9 of the Head Lease, the Facility Lessor's Rocky Mountain Interest to the Facility Lessee on an "as is," "where is," and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Facility Lessor's Liens accompanied by a warranty of the Owner Participant as to the absence of Owner Participant's Lien and (6) this Facility Lease shall terminate and the Facility Lessor shall discharge the Lien of the Loan Agreement and the security title of the Deed to Secure Debt and execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the sole cost and expense of the Facility Lessee.

SECTION 19.    THE FACILITY LESSEE'S RIGHT TO SUBLEASE

     Other than the sublease of the Undivided Interest to the Facility Sublessee pursuant to the Facility Sublease and any subleases permitted by Section 19 of the Facility Sublease, the Facility Lessee will not, without the prior written consent of the Facility Lessor and the Lender, relinquish use, possession or control of the Undivided Interest, or any part thereof or sublease any of its rights or interests hereunder.

SECTION 20.    FURTHER ASSURANCES

     The Facility Lessee, at its own cost and expense, will duly execute and deliver to the Facility Lessor such further documents and assurances and take such further action as the Facility Lessor may from time to time reasonably request in order to establish and protect the rights and remedies created in favor of the Facility Lessor hereunder or the Facility Lessee's obligations under any of the Operative Documents.

SECTION 21.    FACILITY LESSOR'S RIGHT TO PERFORM

     If the Facility Lessee fails to make any payment required to be made by it hereunder (other than Supplemental Rent in respect of the Purchase Option Price) or fails to perform or comply with any of its other agreements contained herein after notice to the Facility Lessee and failure of the Facility Lessee to so perform or comply within 10 days thereafter, the Facility Lessor or the Owner Participant may itself make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Facility Lessor or the Owner Participant incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, to the extent permitted by Applicable Law, shall be deemed to be Supplemental Rent, payable by the Facility Lessee to the Facility Lessor on demand.

SECTION 22.    NOTICES

     Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses
(a) and (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

If to the Facility Lessor:

     SunTrust Bank, Atlanta
     P.O. Box 4625
     Mail Code 008
     Atlanta, Georgia  30303

     Facsimile No.: (404) 332-3966
     Telephone No.: (404) 588-7813
     Attention:  Corporate Trust Department

     with copies to the Owner Trustee:

     Fleet National Bank
     777 Main Street
     Hartford, Connecticut  06115

     Facsimile No.:  (860) 986-7920
     Telephone No.:  (860) 986-4540
     Attention:  Corporate Trust Administration

     to the Owner Participant:

     Philip Morris Capital Corporation
     800 Westchester Avenue
     Rye Brook, New York  10573-1301

     Facsimile No.: (914) 335-1297
     Telephone No.: (914) 335-5000
     Attention: Vice President, Leasing with a copy to
                   Director, Portfolio Administration

     and a copy to the Lender:

     Utrecht-America Finance Co.,
     c/o Rabobank Nederland, New York Branch
     245 Park Avenue
     New York, New York  10167-0062

     Facsimile No.:  (212) 916-7880
     Telephone No.:  (212) 916-7864
     Attention:  General Counsel's Office


If to the Facility Lessee:

     Rocky Mountain Leasing Corporation
     c/o Corporation Trust Center 1209 Orange Street, Room 123
     Wilmington, Delaware 19801

     Facsimile No.:  (302) 688-5459
     Telephone No.:  (302) 777-0250
     Attention:  General Counsel's Office

     with a copy to:

     Sutherland, Asbill & Brennan
     999 Peachtree Street, N.E.
     Atlanta, Georgia  30309-3996

     Facsimile No.:  (404) 853-8806
     Telephone No.:  (404) 853-8000
     Attention:  Managing Attorney

     and a copy to the Lender at the address for notices set forth above.

SECTION 23.    SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS

     Any moneys received by the Facility Lessor pursuant to Section 10.4 or pursuant to the Payment Undertaking Agreement following the purchase by the Owner Participant or its designee of the Loan Certificate pursuant to Section
4.07 of the Loan Agreement shall, until paid to the Facility Lessee as provided in Section 10.4 (with respect to amounts received pursuant to Section 10.4) or applied to the payment of the Facility Lessee's obligations hereunder, be held by the Facility Lessor as security for the Facility Lessee's obligations under this Facility Lease and invested in Permitted Investments by the Facility Lessor (at the sole risk of the Facility Lessee) from time to time as directed in writing by the Facility Lessee (and the Facility Lessor during the continuation of a Payment Default, Bankruptcy Default or an Event of Default) if such investments are reasonably available for purchase. Any gain (including interest received) realized as the result of any such Permitted Investment (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such Permitted Investment) shall be (i) in the case of amounts received pursuant to Section 10.4, applied or remitted to the Facility Lessee in the same manner as the principal invested and (ii) in the case of amounts received pursuant to the Payment Undertaking Agreement in the circumstances described in the first sentence of this Section 23, applied to the Facility Lessee's obligation to pay Basic Rent hereunder.

SECTION 24.    SECURITY FOR FACILITY LESSOR'S OBLIGATION TO THE
               LENDER.

     In order to secure the Secured Indebtedness the Facility Lessor will by the Loan Agreement assign and grant a Lien, and by the Deed to Secure Debt convey security title, to the Lender all of the Facility Lessor's right, title and interest in, to and under this Facility Lease, the Facility Lessor's Rocky Mountain Interest and the Undivided Interest (other than Excepted Payments and Excepted Rights). The Facility Lessee hereby consents to such assignment and to the creation of such Lien and security title and acknowledges receipt of copies of the Loan Agreement and the Deed to Secure Debt, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Facility Lessee under any other circumstances. Unless and until the Facility Lessee shall have received written notice from the Lender that the Lien of the Loan Agreement and the security title of the Deed to Secure Debt have been fully terminated, the Lender shall have the right to exercise the rights of the Facility Lessor under this Facility Lease to the extent set forth in and subject in each case to the exceptions set forth in the Loan Agreement and the Deed to Secure Debt. TO THE EXTENT, IF ANY, THAT THIS FACILITY LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS FACILITY LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE LENDER ON THE SIGNATURE PAGE THEREOF.

SECTION 25.    MISCELLANEOUS

     Section 25.1 Governing Law. This Facility Lease shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance except to the extent the law of the State of Georgia is mandatorily applicable.

     Section 25.2 Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

     Section 25.3 Headings and Table of Contents. The headings of the sections of this Facility Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 25.4 Successors and Assigns. (a) This Facility Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

     (b) Except as expressly provided herein or in the other Operative Documents, neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto.

     (c)  This Facility Lease conveys a leasehold estate and not a usufruct.

     Section 25.5 "True Lease". It is the intent of the parties to this Facility Lease that it be, and this Facility Lease shall be, a "true lease," and that, notwithstanding the fact that legal title to the Undivided Interest is vested in the Co-Owners, as tenants-in-common, the interest of the Facility Lessor under the Head Lease shall cause the Facility Lessor to be the owner of the Undivided Interest for all United States income tax purposes and that this Facility Lease convey to the Facility Lessee no right, title or interest in the Undivided Interest except as "sublessee" of the Undivided Interest.

     Section 25.6 Amendments and Waivers. No term, covenant, agreement or condition of this Facility Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

     Section 25.7 Survival. Except for the provisions of Sections 3.3, 3.5, 3.6, 3.7, 5, 9, 15.1 and 17 which shall survive, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Facility Lease.

     Section 25.8 Counterparts. This Facility Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 24, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 25.9 Effectiveness. This Facility Lease has been dated as of the date first above written for convenience only. This Facility Lease shall be effective on the date of execution and delivery by the Facility Lessee and the Facility Lessor.

     Section 25.10 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by SunTrust Bank, Atlanta, not individually or personally but solely as owner trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Co-Trustee is made and intended not as personal representations, undertakings and agreements by SunTrust Bank, Atlanta but is made and intended for the purpose for binding only the Co-Trustee, (c) nothing herein contained shall be construed as creating any liability on SunTrust Bank, Atlanta, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall SunTrust Bank, Atlanta be personally liable for the payment of any indebtedness or expenses of the Co-Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Co-Trustee under this Agreement. In addition, each of the parties hereto acknowledges and agrees that the Co-Trustee has been appointed by the Owner Participant and Owner Trustee for the purpose of exercising those trust powers in the State of Georgia which may not be exercised by the Owner Trustee under Applicable Law, and that, except as otherwise required by Applicable Law, the Co-Trustee shall not be obligated to take any action hereunder unless expressly directed in writing by the Owner Trustee or the Owner Participant in accordance with the terms of the Trust Agreement.

     Section 25.11 Measuring Life. If and to the extent that any of the rights and privileges granted under this Facility Lease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation or property, then it is agreed that notwithstanding any other provision of this Facility Lease, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Facility Lease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Facility Lease, whichever of (a) and (b) is shorter.

     IN WITNESS WHEREOF, the Facility Lessor and the Facility Lessee have caused this Facility Lease to be duly executed and delivered by their respective officers thereunto duly authorized.


                              SUNTRUST BANK, ATLANTA,
                              not in its individual capacity,
                              but solely as Co-Trustee under the Trust Agreement


                              By:  /s/ Bryan Echols
                                   -------------------------------------
                                   Name:  Bryan Echols

                                   Title:  Vice President
                                   Date:   12/30/96

Signed and delivered
in the presence of:


/s/ Thomas J. Brendiar
-------------------------------------
Unofficial Witness


/s/ Patricia R. Bouldin
-------------------------------------
Notary Public

My Commission Expires:June 2, 1998
[Notary Seal]

                              ROCKY MOUNTAIN LEASING
                              CORPORATION


                              By:  /s/ Eugen Heckl
                                   -------------------------------------
                                   Name:  Eugen Heckl

                                   Title:  Vice President
                                   Date:   12/30/96

Signed and delivered
in the presence of:


/s/ Leonard Scott
-------------------------------------
Unofficial Witness


/s/ Maija Braunfelds
-------------------------------------
Notary Public

My Commission Expires:January 19, 1998
[Notary Seal]

     CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE FACILITY LESSOR IN AND TO THIS FACILITY LEASE HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF THE UNDERSIGNED, AS LENDER, UNDER THE LOAN AGREEMENT AND THE DEED TO SECURE DEBT DATED AS OF JANUARY 3, 1997. THIS AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THE ORIGINAL COUNTERPART CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE UNDERSIGNED, ON THE SIGNATURE PAGES THEREOF. SEE SECTION 24 HEREOF FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

     Receipt of this original counterpart of this Facility Lease is hereby acknowledged on this ___ day of _____, 1997.



                              UTRECHT-AMERICA FINANCE CO.


                              By:  ____________________________________
                                   Name:

                                   Title:
                                   Date:


                              By:  ____________________________________
                                   Name:

                                   Title:
                                   Date:

     CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE FACILITY LESSOR IN AND TO THIS FACILITY LEASE HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF THE UNDERSIGNED, AS LENDER, UNDER THE LOAN AGREEMENT AND THE DEED TO SECURE DEBT DATED AS OF DECEMBER 30, 1996. THIS AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THE ORIGINAL COUNTERPART CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE UNDERSIGNED, ON THE SIGNATURE PAGES THEREOF. SEE SECTION 24 HEREOF FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

     Receipt of this original counterpart of this Facility Lease is hereby acknowledged on this 30th day of December, 1996.



                              UTRECHT-AMERICA FINANCE CO.


                              By:  ____________________________________
                                   Name:

                                   Title:
                                   Date:


                              By:  ____________________________________
                                   Name:

                                   Title:
                                   Date:

                           SCHEDULE TO EXHIBIT 10.32.5

                          FACILITY LEASE AGREEMENT (P1)

     The following table indicates for each transaction the name of the corresponding Owner Participant:


Agreement      Date                     Owner Participant
---------      ----                     -----------------

P1             December 30, 1996        Philip Morris Capital Corporation

P2             January 3, 1997          Philip Morris Capital Corporation

F3             December 30, 1996        First Chicago Leasing Corporation

F4             December 30, 1996        First Chicago Leasing Corporation

N5             December 30, 1996        NationsBanc Leasing & R.E. Corporation

N6             January 3, 1997          NationsBanc Leasing & R.E. Corporation

     Other than Appendix A, the Exhibits and Schedules to the Facility Lease Agreement (P1) are not filed herewith; however, the registrant hereby agrees that such Exhibits and Schedules will be provided to the Commission upon request.

                                                                      APPENDIX A
                                                                              to
                                                                  Facility Lease


                                   DEFINITIONS


            Refer to Appendix A to Exhibit 10.32.1 of the Form 10-K.